UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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LANTHEUS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 17, 2017

To Our Stockholders:

We cordially invite you to attend Lantheus Holdings, Inc.’s 2017 Annual Meeting of Stockholders, to be held on Thursday, April 27, 2017 at 11:00 a.m. (Eastern Time) at the DoubleTree—Bedford Glen, located at 44 Middlesex Turnpike, Bedford, MA 01730.

The Notice of Internet Availability of Proxy Materials and the proxy statement that follow describe the business to be conducted at the meeting.

Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting. On behalf of the Board of Directors, thank you for your continued investment in our Company.

Sincerely,

Brian Markison

Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	Thursday, April 27, 2017
Time:	11:00 a.m. (Eastern Time)
Place:	DoubleTree—Bedford Glen, located at 44 Middlesex Turnpike, Bedford, MA 01730

We are holding our 2017 Annual Meeting of Stockholders for the following purposes, which are described in more detail in the proxy statement to:

1.	elect three Class II directors to the Board of Directors;

2.	approve an amendment to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,200,000 shares;

3.	approve the Lantheus Holdings, Inc. 2017 Employee Stock Purchase Plan; and

4.	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

At the meeting, we will also transact any other business as may properly come before the meeting or any adjournment or postponement thereof. Only stockholders of record as of the close of business on February 27, 2017 will be entitled to attend and vote at the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are sending to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of our proxy materials and our 2016 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while lowering the costs of printing and distributing our proxy materials and reducing the environmental impact.

Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting. The proxy statement includes instructions on how to vote, including by Internet and telephone. If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.

By order of the Board of Directors,

Michael P. Duffy

Secretary, General Counsel and Senior Vice

President, Strategy and Business Development

March 17, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 27, 2017.

The Lantheus Holdings, Inc. Proxy Statement and Annual Report are available at http://www.proxydocs.com/lnth.

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2017

GENERAL INFORMATION

The Board of Directors is making this proxy statement available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the solicitation of proxies by the Board of Directors for our 2017 Annual Meeting of Stockholders to be held on Thursday, April 27, 2017 at 11:00 a.m. (Eastern Time) at the DoubleTree—Bedford Glen, located at 44 Middlesex Turnpike, Bedford, MA 01730, and any adjournment or postponement of that meeting (the “Annual Meeting”). If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or about March 17, 2017.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON APRIL 27, 2017:

This Proxy Statement, the accompanying proxy card or voting instruction card and our 2016 Annual Report on Form 10-K are each available at http://www.proxydocs.com/lnth.

In this proxy statement, unless the context requires otherwise, the words “Lantheus,” “Company,” “we,” “us” and “our” refer to Lantheus Holdings, Inc. and its subsidiaries. The mailing address of our principal executive offices is Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862.

EXPLANATORY NOTE

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we are, therefore, permitted to, and we intend to rely on, exemptions from certain disclosure requirements applicable to other public companies. For example, we have included detailed compensation information for only our chief executive officer and our two other most highly-paid executive officers. We are also not required to provide our stockholders with the opportunity to vote on certain executive compensation matters on a non-binding advisory basis.

We will remain an emerging growth company until December 31, 2020 unless, prior to that time, we have (i) more than $1 billion in annual revenue, (ii) have a market value for our common stock held by non-affiliates of more than $700 million as of the last day of our second fiscal quarter of the fiscal year when a determination is made that we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or (iii) issue more than $1 billion of non-convertible debt over a three-year period.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Below are answers to common questions stockholders may have about the Proxy Materials and the Annual Meeting.

What are the Proxy Materials?

The “Proxy Materials” consist of the Notice, this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and (if you request paper copies) a proxy card/voting instruction form.

What items will be voted on at the Annual Meeting and how does the Board of Directors recommend that I vote?

There are four proposals to be voted on at the Annual Meeting to:

1.	elect three Class II directors to the Board of Directors;

2.	approve an amendment to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,200,000 shares;

3.	approve the Lantheus Holdings, Inc. 2017 Employee Stock Purchase Plan; and

4.	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Our amended and restated bylaws require that we receive advance notice of any proposals to be brought before the Annual Meeting by our stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the proxy holders appointed by the Board of Directors will have discretion to vote on those matters.

The Board of Directors recommends that you vote “FOR” each of the nominees in Proposal 1 and “FOR” Proposals 2, 3 and 4.

Who may vote at the meeting?

Holders of shares of our common stock (“Shares”) as of the close of business on February 27, 2017 (the “Record Date”) may vote at the Annual Meeting.

How many shares may be voted at the Annual Meeting?

Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 36,890,138 Shares entitled to vote at the Annual Meeting.

How many votes do I have?

Holders of our common stock are entitled to one vote for each Share held as of the Record Date.

What vote is required for each proposal?

For the election of Class II directors, each director must be elected by a plurality of the votes cast. This means that the three nominees receiving the largest number of “FOR” votes will be elected as Class II directors. We do not have cumulative voting.

The approval of an amendment to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan to increase the number of Shares reserved for issuance, the approval of the Lantheus Holdings, Inc. 2017 Employee Stock Purchase Plan and the ratification of the Company’s independent registered public accounting firm will be determined by a majority of the votes cast.

How are abstentions and broker non-votes counted?

Abstentions (that is, Shares present at the meeting in person or by proxy that are voted “ABSTAIN”) and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast.

What is the difference between a stockholder of record and a beneficial owner of Shares held in street name?

Stockholder of Record. If your Shares are registered directly in your name with our transfer agent, Computershare, then you are a “stockholder of record.”

Beneficial Owner of Shares Held in Street Name. If your Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a “beneficial owner of Shares” held in “street name.” In that case, the organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the Shares you hold in your account.

How do stockholders of record vote?

There are four ways for stockholders of record to vote:

•	Via the Internet. You may vote via the Internet until 5:00 p.m. (Eastern Time) on April 26, 2017, which is the day before the Annual Meeting, by visiting www.proxydocs.com/lnth and entering the unique control number for your Shares located on the proxy card/voting instruction form.

•	By telephone. You may vote by phone until 5:00 p.m. (Eastern Time) on April 26, 2017, which is the day before the Annual Meeting, by calling 866-240-5317. You will need the unique control number for your Shares located on the proxy card/voting instruction form.

•	By mail. You may vote by filling out, signing and dating the enclosed proxy card and returning it in the envelope provided. The completed proxy card must be received by the close of business on April 26, 2017, which is the day before the Annual Meeting.

•	In person. You may also vote your Shares in person by completing a ballot at the Annual Meeting.

How do beneficial owners of Shares held in street name vote?

If you hold your Shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow the instructions of the organization that holds your Shares.

Can I change my vote after submitting a proxy?

Stockholders of record may revoke their proxy before the Annual Meeting by delivering to Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862, Attention: Secretary, a written notice stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, by voting again via the Internet or by telephone or by attending and voting in person at the Annual Meeting.

Street name stockholders who wish to change their votes should contact the organization that holds their Shares.

If I hold Shares in street name through a broker, can the broker vote my shares for me?

If you hold your Shares in street name and you do not vote, the broker or other organization holding your Shares can vote on certain “routine” proposals but cannot vote on other proposals. Proposal 1 (election of Class II directors), Proposal 2 (amendment of the Lantheus Holdings, Inc. 2015 Equity Incentive Plan) and Proposal 3 (approval of the Lantheus Holdings, Inc. 2017 Employee Stock Purchase Plan) are not considered “routine” proposals. Proposal 4 (ratification of the Company’s independent registered public accounting firm) is considered a “routine” proposal. If you hold Shares in street name and do not vote on Proposal 1, Proposal 2 or Proposal 3, your Shares will be counted as “broker non-votes” for that proposal.

Who is paying for this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. Members of the Board of Directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions. If you choose to access the Proxy Materials or vote over the Internet, you are responsible for any Internet access charges that you may incur.

What do I need to do if I want to attend the meeting?

You will need to provide evidence that you are a stockholder as of the Record Date. This can be a copy of your proxy card or a brokerage statement showing your Shares. You should also bring photo identification. If you hold your Shares in street name and wish to vote in person at the meeting, you will need to contact the organization that holds your Shares in order to obtain a legal proxy from that organization.

Where can I find voting results?

We will file a Current Report on Form 8-K with the SEC to report the final voting results from the Annual Meeting within four business days of the Annual Meeting.

I share an address with another stockholder. Why did we receive only one set of Proxy Materials?

Some banks, brokers and nominees may be participating in the practice of “householding” Proxy Materials. This means that only one copy of the Proxy Materials may be sent to multiple stockholders in your household. If you hold your Shares in street name and want to receive separate copies of the Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker or other nominee who holds your Shares.

Upon written or oral request, the Company will promptly deliver a separate copy of the Proxy Materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Materials, you can contact our Investor Relations department at 978-671-8508 or ir@lantheus.com or by writing to Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862, Attention: Investor Relations.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company,” as defined in the JOBS Act, and we are, therefore, permitted to, and we intend to rely on, exemptions from certain disclosure requirements applicable to other public companies. For example, we have included detailed compensation information for only our chief executive officer and our two other most highly-paid executive officers. We are also not required to provide our stockholders with the opportunity to vote on certain executive compensation matters on a non-binding advisory basis.

We will remain an emerging growth company until December 31, 2020 unless, prior to that time, we have (i) more than $1 billion in annual revenue, (ii) have a market value for our common stock held by non-affiliates of more than $700 million as of the last day of our second fiscal quarter of the fiscal year when a determination is made that we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or (iii) issue more than $1 billion of non-convertible debt over a three-year period.

Who should I contact if I have additional questions?

You can contact our Investor Relations department at 978-671-8508 or ir@lantheus.com or by writing to Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862, Attention: Investor Relations. Stockholders who hold their Shares in street name should contact the organization that holds their Shares for additional information on how to vote.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors is currently comprised of nine directors. At the Annual Meeting, stockholders will vote to elect as Class II directors of the Company the three nominees named in this proxy statement. After the Annual Meeting, the Board will be comprised of eight directors, because Mr. Sriram Venkataraman, a current Class II director, requested that the Company not, and the Company agreed not to, renominate him.

Each of the Class II directors elected at the Annual Meeting will hold office until the 2020 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. The Board of Directors has nominated Mr. James C. Clemmer, Ms. Julie H. McHugh and Dr. Frederick Robertson for election as Class II directors at the Annual Meeting. The persons named as proxies will vote to elect each of these three nominees unless a stockholder indicates that his or her Shares should be withheld with respect to one or more of these nominees.

In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. All of the nominees are currently serving as directors, and we do not expect that any of the nominees will be unavailable or will decline to serve.

In determining that each director should be nominated for re-election, the Board of Directors considered his or her service, business experience, prior directorships, qualifications, attributes and skills described in the biography set forth below under “Corporate Governance—Executive Officers and Directors.”

Also, pursuant to the terms of the Initial Shareholders Agreement as described in “Certain Relationships and Related Person Transactions—Shareholders Agreements,” Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P. and ACP-Lantern Co-Invest, LLC (collectively, “Avista”) have the right to nominate two directors for election to the Board of Directors for so long as they own 25% or more of our issued and outstanding Shares and the right to nominate for election one director to the Board of Directors for so long as they beneficially own more than 10% but less than 25% of our issued and outstanding Shares. Currently, Mr. David Burgstahler, a current Class III director, and Mr. Venkataraman, a current Class II director, serve as the Avista-appointed directors.

For the election of Class II directors, each director must be elected by a plurality of the votes cast. This means that the three nominees receiving the largest number of “FOR” votes will be elected as Class II directors. We do not have cumulative voting.

The Board of Directors recommends that you vote “FOR” each of the director nominees in this Proposal 1.

CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth information regarding our current executive officers and directors, including their ages as of the date of this proxy statement.

Name	Age	Position
Brian Markison	57	Non-Executive Chairman of the Board of Directors
David Burgstahler	48	Director
James C. Clemmer	52	Director
Samuel Leno	71	Director
Julie McHugh	52	Director
Dr. Frederick Robertson	61	Director
Dr. Derace Schaffer	69	Director
Sriram Venkataraman	44	Director
Mary Anne Heino	57	Chief Executive Officer, President and Director
John W. Crowley	53	Chief Financial Officer
William Dawes	45	Vice President, Manufacturing and Operations
Michael Duffy	56	Senior Vice President, Strategy and Business Development, General Counsel and Secretary
Timothy Healey	51	Senior Vice President, Commercial
Dr. Cesare Orlandi	67	Chief Medical Officer
Simon Robinson	57	Vice President, Research and Development
Carol Walker	54	Vice President, Quality

Brian Markison is the Non-Executive Chairman of the Board of Directors. Mr. Markison joined the Board of Directors in September 2012 and was elevated to Chairman in January 2013. Mr. Markison has been a Healthcare Industry Executive for Avista since September 2012. Mr. Markison is a seasoned executive with more than 30 years of operational, marketing, commercial development and sales experience with international pharmaceutical companies. He is currently the Chief Executive Officer and a Director of Osmotica Holdings, SCSp, after serving as Executive Chairman of one of its predecessor companies, Vertical/Trigen Holdings, LLC. Previously, he held the position of President and Chief Executive Officer and member of the Board of Directors of Fougera Pharmaceuticals Inc., a specialty pharmaceutical company in dermatology, prior to its sale to Sandoz, the generics division of Novartis AG. Before leading Fougera, Mr. Markison was Chairman and Chief Executive Officer of King Pharmaceuticals, which he joined as Chief Operating Officer in March 2004, and was promoted to President and Chief Executive Officer later that year and elected Chairman in 2007. Prior to joining King, Mr. Markison held various senior leadership positions at Bristol-Meyers Squibb, including President of Oncology, Virology and Oncology Therapeutics Network; President of Neuroscience, Infectious Disease and Dermatology; and Senior Vice President, Operational Excellence and Productivity. Mr. Markison also serves on the Board of Directors of Immunomedics, Inc., on the Board of Directors of Alere Inc. and as Chairman of the Board of Directors for Rosetta Genomics, Ltd. He is also a Director of the College of New Jersey. Mr. Markison holds a Bachelor of Science degree from Iona College. Mr. Markison was chosen as a Director because of his strong commercial and operational management background and extensive experience in the pharmaceutical industry.

David Burgstahler is a Director and the Chairman of the Nominating and Corporate Governance Committee, serving on the Board of Directors since December 2007. Mr. Burgstahler is the President and Co-Managing Partner of Avista and the Chief Executive Officer of Avista Healthcare Public Acquisition Corp. He was a founding partner of Avista since 2005 and since 2009, has been President of Avista. Prior to forming

Avista, he was a partner of DLJ Merchant Banking Partners. He was at DLJ Investment Banking from 1995 to 1997 and at DLJ Merchant Banking Partners from 1997 through 2005. Prior to that, he worked at Andersen Consulting (now known as Accenture) and McDonnell Douglas (now known as Boeing). He holds a Bachelor of Science in Aerospace Engineering from the University of Kansas and a Master of Business Administration from Harvard Business School. He currently serves as a Director of ACP Mountain Holdings, Inc., AngioDynamics Inc., Avista Healthcare Public Acquisition Corp., INC Research Holdings Inc., Osmotica Holdings Corp. and WideOpenWest, LLC. He previously served as a Director of BioReliance Holdings, Inc., ConvaTec Group plc and Warner Chilcott plc. Mr. Burgstahler was chosen as a Director because of his strong finance and management background. He has extensive experience serving as a director for a diverse group of private and public companies.

James C. Clemmer is a Director and a member of the Audit Committee and the Compensation Committee, serving on the Board of Directors since July 2015. He is a seasoned industry executive with more than 25 years of operational, manufacturing, marketing and business development experience with global healthcare product companies. Mr. Clemmer is President and Chief Executive Officer of AngioDynamics Inc., a medical device manufacturer based in Latham, New York. He previously served as President of the Medical Supplies segment at Covidien plc, directing strategic and day-to-day operations for global business divisions that collectively manufactured 23 different product categories. In addition, Mr. Clemmer managed global manufacturing, research and development, operational excellence, business development and all other functions associated with the Medical Supplies business. Mr. Clemmer is a graduate of the Massachusetts College of Liberal Arts. Mr. Clemmer served as a trustee to the college and as Interim President. Mr. Clemmer was chosen as a Director because of his strong commercial and operational management background and extensive experience in the healthcare industry.

Samuel Leno is a Director and the Chairman of the Audit Committee, serving on the Board of Directors since May 2012. Mr. Leno is a strategic executive with more than 40 years of experience with complex multinational companies. He most recently held the positions of Executive Vice President and Chief Operations Officer at Boston Scientific. He previously served as Executive Vice President, Finance and Information Systems and Chief Financial Officer. He retired from Boston Scientific in December 2011. Prior to joining Boston Scientific, Mr. Leno served as Executive Vice President, Finance and Corporate Services and Chief Financial Officer at Zimmer Holdings, Inc. and Chief Financial Officer positions at Arrow Electronics, Inc., Corporate Express, Inc. and Coram Healthcare. Previously, he held a variety of senior financial positions at Baxter International, Inc. and American Hospital Supply Corporation. He is the Chairman of the Board of Directors and of the Audit Committee of Zest Anchors, Inc. He previously served on the Boards of Directors and the Audit Committees of Omnicare and TomoTherapy, Inc. and also served on the Board of Directors of Endotronix, Inc. Mr. Leno served as a Lieutenant in the United States Navy and is a Vietnam veteran. He holds a Bachelor of Science in Accounting from Northern Illinois University and a Master of Business Administration from Roosevelt University. Mr. Leno was chosen as a Director because of his financial expertise and industry background.

Julie McHugh is a Director and the Chairperson of the Compensation Committee, serving on the Board of Directors since January 2017. Ms. McHugh brings over 30 years of experience in the pharmaceutical, biotech and medical devices industries. She recently served as Chief Operating Officer of Endo Health Solutions, Inc., where she was responsible for the specialty pharmaceutical and generic drug businesses. Prior to that, Ms. McHugh was CEO of Nora Therapeutics, Inc., a venture capital backed biotech startup company focused on developing novel therapies for the treatment of infertility disorders. Previously, she served as Company Group Chairman for Johnson & Johnson’s worldwide virology business unit, and prior to that, she was President of Centocor, Inc., a J&J subsidiary. In this role, Ms. McHugh oversaw the development and launches of several products, including Remicade® (infliximab), Prezista® (darunavir) and Intelence® (etravirine). Prior to joining Centocor, Ms. McHugh led the marketing communications for gastrointestinal drug Prilosec® (omeprazole) at Astra-Merck Inc. Ms. McHugh currently serves on the Board of Directors of Aerie Pharmaceuticals, Inc., Ironwood Pharmaceuticals,

Inc., New Xellia Group A/S and Trevena Pharmaceuticals, Inc. She previously served on the Board of Directors of the Biotechnology Industry Organization, the New England Healthcare Institute, the Pennsylvania Biotechnology Association, EPIRUS Pharmaceuticals, Inc. and ViroPharma Inc. Ms. McHugh received a Master of Business Administration from St. Joseph’s University and a Bachelor of Science from Pennsylvania State University. Ms. McHugh was chosen as a Director because of her strong commercial and operational management background and extensive experience in the pharmaceutical industry.

Dr. Frederick Robertson is a Director and a member of the Audit Committee and the Nominating and Corporate Governance Committee, serving on the Board of Directors since March 2016. Dr. Robertson has been a Venture Partner at Baird Capital since 2011 and has also served as an Assistant Professor of Anesthesiology at the University of Wisconsin School of Medicine and Public Health since 2012. Previously, Dr. Robertson held the role of Chief Executive Officer and Director of TomoTherapy Inc. before that company was acquired in 2011. Prior to joining TomoTherapy, Dr. Robertson served in a variety of roles in the medical field, including President and Chief Executive Officer of GE Marquette Medical Systems and later as Chief Clinical Officer of GE Medical Systems, as well as management positions with Marquette Medical Systems, including President and Chief Executive Officer. He serves on the Board of Directors of the University of Wisconsin Foundation, the Morgridge Institute for Research, Alpha Source, Inc. and Zurex Pharma, Inc. Dr. Robertson received his Master of Business Administration from San Diego State University and earned his M.D. from University of Wisconsin Medical School. Dr. Robertson was chosen as a Director because of his extensive experience as a physician and as an executive, board member and investor in companies across the healthcare industry.

Dr. Derace Schaffer is a Director and a member of the Compensation Committee and the Nominating and Corporate Governance Committee, serving on the Board of Directors since March 2016. Dr. Schaffer is the founder and Chief Executive Officer of The Lan Group, a venture capital firm specializing in healthcare and high technology investments. He has also been a Clinical Professor of Radiology at both the University of Rochester Medical College as well as the Weill Cornell Medical College, and he currently serves as a Director of PharmAthene, Inc. and as the Chairman of its Governance and Nominating Committee and a member of its Audit and Compensation Committees. Additionally, he serves as a member of the Board of Directors of private companies Innovolt, Inc., Medical Tracking Solutions, Inc., Partners Imaging and Catalyst OrthoScience LLC. Previously, Dr. Schaffer served as Vice Chairman and Chief Executive Officer of Healthcare Acquisition Corp. from April 2005 to August 2007. He has served as Chairman of several healthcare companies, including Radiologix, Inc., of which he was the founder. Prior to that, he served as Chief Executive Officer and Chairman of Ide Imaging Group, P.C. from 1980 to 2001. Dr. Schaffer held the role of director on many healthcare boards of directors, including several health systems, and has been a founder of more than two dozen companies, both public and private, over the past 30 years. Dr. Schaffer received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident, and is a member of the Alpha Omega Alpha Honor Medical Society. Dr. Schaffer was chosen as a Director because of his extensive experience as a radiologist and physician and as a serial entrepreneur, founder, executive, board member and investor in companies across the healthcare industry.

Sriram Venkataraman is a Director, serving on the Board of Directors since November 2010. He is also a Partner of Avista, having joined in May 2007. Mr. Venkataraman also served on the Audit Committee from November 2010 until March 2016. Prior to joining Avista, Mr. Venkataraman was a Vice President in the Healthcare Investment Banking group at Credit Suisse Group AG from 2001 to 2007. Previously, he worked at GE Healthcare (formerly known as GE Medical Systems) from 1996 to 1999. Mr. Venkataraman holds a Master of Science in Electrical Engineering from the University of Illinois, Urbana-Champaign and a Master of Business Administration with Honors from The Wharton School. He currently serves as a Director of AngioDynamics, Inc., OptiNose Inc., Zest Anchors, Inc. and Osmotica Holdings, SCSp. Mr. Venkataraman was chosen as a Director because of his experience in the healthcare industry and his strong finance and management background. He also has experience serving as a Director of private and public companies.

Mary Anne Heino has served as our Chief Executive Officer and Director since August 2015. She previously served as our Chief Operating Officer, a position she held since March 2015, and our Chief Commercial Officer, a position she held since joining the Company in April 2013. Ms. Heino brings more than 25 years of diverse pharmaceutical industry experience. Prior to joining Lantheus, Ms. Heino led Angelini Labopharm LLC and Labopharm USA in the roles of President and Senior Vice President of World Wide Sales and Marketing from February 2007 to March 2012. From May 2000 until February 2007, Ms. Heino served in numerous capacities at Centocor, Inc., a Johnson & Johnson Company, including Vice President Strategic Planning and Competitive Intelligence, Vice President Sales, Executive Director Customer Relationship Management and Senior Director Immunology Marketing. Ms. Heino began her professional career with Janssen Pharmaceutica as a Sales Representative in June 1989 and worked her way up to the role of Field Sales Director in 1999. Ms. Heino received her Master in Business Administration from the Stern School of Business at New York University. She earned a Bachelor of Science in Nursing from the City University of New York and a Bachelor of Science in Biology from the State University of New York at Stony Brook. Ms. Heino was chosen as a Director because of her role as President and Chief Executive Officer, which gives her an extensive understanding of our business and operations, and because of her strong commercial experience in the pharmaceutical industry.

John (Jack) W. Crowley has served as our Chief Financial Officer and Treasurer since March 2016. Mr. Crowley previously served as our interim Chief Financial Officer from December 2015 and our Vice President, Chief Accounting Officer from March 2015 to December 2015. Mr. Crowley held the position of Vice President, Finance from April 2013 until March 2015 and was Director, Accounting from September 2010 until April 2013. Prior to joining Lantheus, Mr. Crowley was the Assistant Corporate Controller of Biogen Idec, the Director of Accounting at Thermo Fischer Scientific and a Senior Manager in the Audit practice of PricewaterhouseCoopers LLP. Mr. Crowley holds a Master of Business Administration degree from the University of Massachusetts and a Bachelor of Science in Business Administration from Westfield State University and is a Certified Public Accountant (Massachusetts licensure, current status inactive).

William Dawes has served as our Vice President, Manufacturing and Operations since November 2010. Mr. Dawes held the position of Vice President, Manufacturing and Supply Chain from January 2008 to November 2010. From 2005 to 2008, Mr. Dawes served as General Manager, Medical Imaging Technical Operations, Interim General Manager, Medical Imaging Technical Operations and Director, Engineering and Maintenance for Bristol-Myers Squibb Medical Imaging. Mr. Dawes began his career with DuPont Merck Pharmaceuticals. He holds a Bachelor of Science degree in Engineering from Hofstra University.

Michael Duffy has served as our Senior Vice President, Strategy and Business Development since October 2015 and our Vice President, General Counsel and Secretary since January 2008. From 2002 to 2008, he served as Senior Vice President, General Counsel and Secretary of Point Therapeutics, Inc., a Boston-based biopharmaceutical company. Between 1999 and 2001, Mr. Duffy served as Senior Vice President, General Counsel and Secretary of Digital Broadband Communications, Inc., a competitive local exchange carrier. From 1996 to 1999, Mr. Duffy served as Senior Vice President, General Counsel and Secretary of ETC w/tci, a sub-portfolio of TCI Ventures, Inc./Liberty Media Corporation. Mr. Duffy began his legal career with the law firm Ropes & Gray and holds law degrees from the University of Pennsylvania and Oxford University and a Bachelor of Arts degree in History of Science from Harvard College. From 2013 to 2015, Mr. Duffy also served as the Chairman of the Board of Directors of CORAR, the Council on Radionuclides and Radiopharmaceuticals, a trade association for the radiopharmaceutical industry.

Timothy Healey has served as our Senior Vice President, Commercial since November 2015. Previously, Mr. Healey spent nearly three years with Abbott Laboratories and then AbbVie, Inc., a spinoff of Abbott, as Vice President, U.S. Virology. Before joining Abbott/AbbVie, he served as Senior Vice President, Commercial Operations at AMAG Pharmaceuticals and Executive Director, CNS Marketing at Sepracor. Earlier in his career, Mr. Healey held positions at Aventis, Hoechst Marion Roussel, Marion Merrell Dow and Marion Laboratories, including sales and sales management roles. He received a Bachelor of Science from Boston College and a Master of Business Administration from Babson College, Franklin W. Olin Graduate School of Business.

Dr. Cesare Orlandi has served as our Chief Medical Officer since March 2013. Dr. Orlandi brings more than 20 years of diverse pharmaceutical industry experience. Prior to joining Lantheus, Dr. Orlandi served from January 2012 until February 2013 as Senior Vice President and Chief Medical Officer of TransTech Pharma, Inc., a clinical stage pharmaceutical company focused on discovery and development of human therapeutics. From 2007 until 2011, Dr. Orlandi served as Senior Vice President and Chief Medical Officer of Cardiokine, Inc., a specialty pharmaceutical company developing hospital products for cardiovascular indications. From 1998 until 2007, Dr. Orlandi served, among other positions, as Vice President, Global Clinical Development of Otsuka Pharmaceuticals, a large Japanese pharmaceutical company. Earlier in his career, Dr. Orlandi served in increasing roles of clinical research responsibility at Medco Research, Inc. and the Radiopharmaceutical Division of The DuPont Merck Pharmaceutical Company, a predecessor organization to Lantheus, and The Upjohn Company. Dr. Orlandi received his medical degree from the University of Pavia Medical School in Pavia, Italy. He is currently an Adjunct Assistant Professor of Medicine at Tufts University School of Medicine in Boston, Massachusetts, and he is a founding member of the American Society of Nuclear Cardiology and a Fellow of the American College of Cardiology, the European Society of Cardiology and the American Society of Nuclear Cardiology.

Dr. Simon Robinson has served as our Vice President, Research and Pharmaceutical Development, a position he has held since February 2010. Dr. Robinson was our Senior Director, Discovery Research from 2008 to 2010 and our Director, Discovery Biology and Veterinary Sciences from 2001 to 2008. Prior to joining us, he held research positions at Bristol-Myers Squibb, Sphinx Pharmaceuticals, BASF and DuPont Pharmaceuticals. He holds a Ph.D. and Bachelor of Science Pharmacology from the University of Leeds, England and did post-doctoral training at the University of Wisconsin Clinical Cancer Center.

Carol Walker has served as our Vice President, Quality since February 2015. Ms. Walker brings more than 30 years of industry experience in quality and medical technology primarily in the medical device area. Prior to joining Lantheus, Ms. Walker served as Vice President of Quality for Intelligent Medical Devices, Inc. from 2012 to 2015. Previously she held a number of successive Quality management roles at Siemens Healthcare Diagnostics (formerly Bayer Healthcare Diagnostics), including Vice President, Quality Assurance from 2007 to 2011 and Director, Quality Assurance from 2001 to 2007. Ms. Walker received a Bachelor of Science degree in Medical Technology from the Rochester Institute of Technology.

Board of Directors and Committees

The Board of Directors is responsible for overseeing the management of our business and is currently comprised of nine directors who are elected to serve in their position until their next election and until their successors are duly elected and qualified. Pursuant to the terms of the Shareholders Agreements described in “Certain Relationships and Related Person Transactions—Shareholders Agreements,” Avista has the right to nominate two directors for election to the Board of Directors for so long as it owns 25% or more of our issued and outstanding Shares and the right to nominate for election one director to the Board of Directors for so long as it beneficially owns more than 10% but less than 25% of our issued and outstanding Shares.

Our amended and restated certificate of incorporation divides the Board of Directors into three classes, with one class being elected at each Annual Meeting of Stockholders. Each director serves a three-year term, with termination staggered according to class.

The current members of the Board of Directors and the committees of the Board of Directors, the class to which each director is appointed and the term of such appointment are shown in the table below:

Name	Board of Directors	Class	Expiration of Term at Annual Meeting of Stockholders	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Brian Markison	Chair	III	2018
David Burgstahler	Member	III	2018			Chair
James Clemmer	Member	II	2017	Member	Member
Mary Anne Heino	Member	I	2019
Samuel Leno	Member	I	2019	Chair
Julie McHugh	Member	II	2017		Chair
Dr. Frederick Robertson	Member	II	2017	Member		Member
Dr. Derace Schaffer	Member	I	2019		Member	Member
Sriram Venkataraman	Member	II	2017

Board of Directors and Committee Meetings; Annual Meeting Attendance

In 2016, the Board of Directors held fifteen meetings and acted by written consent in lieu of a meeting two times, the Audit Committee held six meetings, the Compensation Committee held three meetings and our full Board of Directors undertook the responsibilities of, and acted on behalf of, the Nominating and Corporate Governance Committee during executive session at two of its meetings. During 2016, each director attended at least 75% of the total number of meetings held by the Board of Directors and those of its committees on which that director served. The non-employee directors of the Company regularly meet in executive session without management following adjournment of the meetings of the Board of Directors. Under the Corporate Governance Guidelines and Principles adopted by the Board of Directors, the independent Chairman of the Board of Directors presides at those executive sessions, and those executive sessions must occur no less frequently than twice per year.

We have no formal policy with respect to director attendance at our Annual Meetings of Stockholders; however, we encourage all directors to attend. All of our then-serving directors attended the 2016 Annual Meeting of Stockholders.

Director Independence and Former Controlled Company Status

After completion of a primary offering of Shares in September 2016, Avista no longer beneficially held more than 50% of our outstanding Shares entitled to vote in elections of directors. As a result, we are no longer a “controlled company” within the meaning of NASDAQ corporate governance standards. However, we are entitled to rely on phase-in provisions for certain corporate governance requirements, and we continue to rely on the exemption from the requirement that we have a nominating/corporate governance committee that is composed entirely of independent directors. As a result, the Nominating and Corporate Governance Committee is not currently composed entirely of independent directors.

The Board of Directors is comprised of a majority of independent directors. In addition, the Audit Committee and Compensation Committee are comprised entirely of directors meeting the requirements of the Sarbanes-Oxley Act and the NASDAQ audit and compensation committee independence requirements, as applicable.

The Board of Directors has reviewed its composition, the composition of its committees and the independence of each director and considered whether any director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. The Board of Directors has determined that each of Messrs. Clemmer, Leno and Markison, Ms. McHugh and Drs. Robertson and Schaffer is an “independent director” under the NASDAQ rules and Exchange Act Rule 10A-3(b)(1) and that none of those directors has relationships with the Company that would interfere with that director’s exercise of independent judgment in carrying out his or her responsibilities as a director of the Company.

Board of Directors Leadership Structure

Under our Corporate Governance Guidelines and Principles, the Board of Directors currently requires the separation of the offices of the Chairperson of the Board of Directors and the Chief Executive Officer. The Board of Directors periodically reviews its leadership structure and may make changes in the future. The Company’s director compensation letter agreement with Mr. Markison provides that he will be the Chairman of the Board of Directors.

Our written Corporate Governance Guidelines and Principles adopted by the Board of Directors are available in the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com.

Board of Directors Role in Risk Oversight

The Company’s management is primarily responsible for the day-to-day management of the Company. However, the Board of Directors believes that oversight of risk management is one of its fundamental responsibilities. The Audit Committee is primarily responsible for oversight of the quality and integrity of the Company’s financial reporting process, internal controls over financial reporting and compliance programs. The Compensation Committee is responsible for reviewing compensation-related risks. The Nominating and Corporate Governance Committee is responsible for oversight of the Company’s corporate governance programs. Management regularly reports to the Board of Directors and its committees on the risks that the Company may face and the steps that management is taking to mitigate those risks.

Board of Directors Committees

The Board of Directors has the authority to appoint committees to perform certain management and administrative functions. Currently, the Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in overseeing:

•	the integrity of our financial statements;

•	our systems of internal control over financial reporting and disclosure controls and procedures;

•	our independent auditors’ qualifications, engagement, compensation and independence;

•	the performance of our independent auditors and our internal audit function;

•	our legal and regulatory compliance;

•	our related person transaction policy; and

•	our codes of business conduct and ethics.

The Audit Committee is currently composed of Messrs. Clemmer and Leno and Dr. Robertson, and Mr. Leno serves as the Chairman. The Board of Directors has affirmatively determined that each of the current members of the Audit Committee meets the definition of “independent director” for the purposes of serving on the Audit Committee under the SEC and NASDAQ rules and has “financial sophistication” as defined under the NASDAQ rules. In addition, the Board of Directors has determined that Mr. Leno meets the definition of “Audit Committee Financial Expert,” as that term is defined by the SEC in Item 407(d)(5) of Regulation S-K.

The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com.

Compensation Committee

The primary purpose of the Compensation Committee is to assist the Board of Directors in overseeing:

•	our management compensation policies and practices;

•	the determination and approval of the compensation of our executive officers and other members of senior management;

•	the review, approval and administration of our incentive compensation policies and programs;

•	the review, approval and administration of our equity compensation programs; and

•	the preparation of the compensation committee report required by the SEC rules to be included in our annual report.

The Compensation Committee is currently composed of Ms. McHugh, Mr. Clemmer and Dr. Schaffer, and Ms. McHugh serves as the Chairperson. Ms. McHugh joined the Compensation Committee after the most recent compensation cycle in March 2017. The Board of Directors has affirmatively determined Ms. McHugh, Mr. Clemmer and Dr. Schaffer meet the definition of “independent director” for purposes of serving on the Compensation Committee under SEC and NASDAQ rules.

The Board of Directors has adopted a written charter for the Compensation Committee, which is available on the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com.

Nominating and Corporate Governance Committee

The primary purpose of the Nominating and Corporate Governance Committee is to:

•	identify and recommend to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors;

•	assist the Board of Directors in overseeing our policies and procedures for the receipt of stockholder suggestions regarding Board of Directors compensation and recommendations of the Board of Directors;

•	develop, recommend to the Board of Directors and oversee the implementation of a set of corporate governance guidelines and principles applicable to us; and

•	review the overall corporate governance of the Company and recommend improvements when necessary.

The NASDAQ rules allow us the period through the first anniversary of the date on which we ceased to be a controlled company to implement a nominating and corporate governance committee comprised entirely of independent directors, subject to exceptions in certain extenuating circumstances.

The Nominating and Corporate Governance Committee is currently comprised of Mr. Burgstahler and Drs. Robertson and Schaffer, and Mr. Burgstahler serves as the Chairman. The Board of Directors has affirmatively determined that Drs. Robertson and Schaffer meet the definition of “independent director” for purposes of serving on the Nominating and Corporate Governance Committee under SEC and NASDAQ rules.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com.

Code of Ethics

We have codes of business conduct and ethics for all of our employees, including our principal executive, financial and accounting officers and our controller, or persons performing similar functions, and each of the non-employee directors on the Board of Directors. Our Company Code of Conduct and Ethics and Supplemental Code of Ethics is available on the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com. The information on our web site is not part of, and is not incorporated into, this proxy statement. We intend to provide any required disclosure of any amendment to or waiver from any such code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions to the extent required by law, in a Current Report on Form 8-K filed with the SEC.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Director Nomination Process

Each year, the Board of Directors proposes a slate of director nominees to stockholders for election at the Annual Meeting of Stockholders. Stockholders may also nominate directors, as described below. Also, pursuant to the terms of the Initial Shareholders Agreement described in “Certain Relationships and Related Person Transactions—Shareholders Agreements,” Avista has the right to nominate two directors for election to the Board of Directors for so long as it beneficially owns 25% or more of our issued and outstanding Shares and the right to nominate for election one director to the Board of Directors for so long as it beneficially owns more than 10% but less than 25% of our issued and outstanding Shares.

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending to the full Board of Directors for approval, potential director candidates. In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill, qualifications and other criteria approved by the Board of Directors, including independence, sound judgment, business specialization, technical skills, diversity and other desired qualities, in the context of the current make-up of the Board of Directors and the needs of the Board of Directors given the circumstances of the Company.

The Nominating and Corporate Governance Committee values the input of stockholders in identifying director candidates. The Nominating and Corporate Governance Committee considers recommendations for Board of Directors candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominating and Corporate Governance Committee, directors and members of management. The stockholder making the recommendation must follow the procedures and provide the information set forth in our amended and restated bylaws.

Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information by writing to the attention of the Nominating and Corporate Governance Committee at Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862, Attention: Secretary. Stockholder nominations may be made at any time. However, in order for a candidate to be included in the slate of director nominees for approval by stockholders in connection with a meeting of stockholders and for information about the candidate to be included in the Company’s proxy materials for such a meeting, the stockholder must submit the information required by our amended and restated bylaws and other information reasonably requested by the Company within the timeframe described in our amended and restated bylaws under “Additional Information—Procedures for Submitting Stockholder Proposals.”

The selection and nomination of candidates designated by Avista pursuant to the Initial Stockholders Agreement is not subject to the above process.

Communication with the Board of Directors

Any stockholder or other interested parties that would like to communicate with the Board of Directors, the independent directors as a group or any specific member or members of the Board of Directors should send such communications to Lantheus Holdings, Inc., 331 Treble Cove Rd., North Billerica, MA 01862, Attention: Secretary. Communications should specifically indicate for which member or members of the Board of Directors the communication is intended. Such communications will generally be forwarded to the intended recipients. However, our Secretary may, in his sole discretion, decline to forward any communications that are inappropriate.

EXECUTIVE COMPENSATION

As an “emerging growth company,” as defined in the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as defined in the Exchange Act. This section provides information on the compensation awarded to, earned by or paid to our principal executive officer and our two other most highly-compensated executive officers for the year ended December 31, 2016. We refer to these individuals as our named executive officers. For 2016, our named executive officers were:

•	Mary Anne Heino, President and Chief Executive Officer;

•	John W. Crowley, Chief Financial Officer; and

•	Michael Duffy, Senior Vice President, Strategy and Business Development, General Counsel and Secretary

Summary Compensation Table

The following table sets forth certain information with respect to compensation of our named executive officers for the years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Mary Anne Heino	2016	600,000	—	519,400	—	849,970	13,235	1,982,605
President and Chief Executive Officer	2015	470,769	—	1,688,585	6,672	591,360	13,286	2,770,672

John W. Crowley	2016	340,308	50,000	206,020	—	234,526	13,235	844,089
Chief Financial Officer	2015	284,677	—	306,939	—	121,000	13,061	725,677
Michael Duffy	2016	380,039	—	121,520	—	260,965	13,235	775,759
Senior Vice President, Strategy and Business Development, General Counsel and Secretary	2015	360,896	—	520,130	35,825	185,000	13,061	1,114,912

(1)	For 2016, the amounts reflect the grant date fair value, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, of: (i) grants of 265,000 Shares of restricted common stock (“RSAs”) to Ms. Heino, 62,000 RSAs to Mr. Crowley, and 62,000 RSAs to Mr. Duffy (each of these grants vests in four equal installments on each of the first four anniversaries of the grant date of April 26, 2016, subject to the named executive officer’s continued employment) and (ii) for Mr. Crowley, an additional grant of 25,000 RSAs on January 1, 2016 awarded in recognition of his service as our interim CFO (which also vests in four equal installments on each of the first four anniversaries of the grant date, subject to Mr. Crowley’s continued employment). For 2015, the amounts reflect the grant date fair value, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, of: (i) grants of 44,484 RSAs to Ms. Heino, 10,676 RSAs to Mr. Crowley and 35,587 RSAs to Mr. Duffy (each of these grants vests in two equal installments on each of second and fourth anniversaries of the grant date, subject to the named executive officer’s continued employment); and (ii) 227,000 RSAs granted to Ms. Heino on August 31, 2015 and 40,000 RSAs granted to Mr. Crowley and 49,500 RSAs granted to Mr. Duffy on September 1, 2015 (each of these grants vests in four equal installments on each of the first four anniversaries of the grant date, subject to the named executive officer’s continued employment). See Note 12 to our audited consolidated financial statements included in our 2016 Annual Report on Form 10-K for a description of the assumptions used in valuing the awards. The grant date fair value does not necessarily correspond to the actual value that will be recognized by each named executive officer, which will likely vary based on a number of factors, including our financial performance, stock price fluctuations and applicable vesting.
(2)	Amounts reflect the incremental fair value, calculated in accordance with FASB ASC Topic 718 as of the date of the amendment, associated with amendments to options to acquire Shares granted to Ms. Heino, Mr. Crowley and Mr. Duffy under our 2008 Equity Incentive Plan and 2013 Equity Incentive Plan that originally contained performance-vesting criteria and were amended in 2015. The amendments changed the performance-vesting portion of each of these options into a time-vesting option that cliff vests in full on the earlier of June 24, 2018 and its original expiration date; provided that, if prior to that date, a change in control of the Company occurs, those time-vesting options will be eligible for partial or full accelerated vesting in certain circumstances, as described under “Long-Term Equity Incentive Awards” below.

(3)	The Compensation Committee awarded non-equity incentive compensation to Ms. Heino, Mr. Crowley and Mr. Duffy for achieving certain specified EBITDA targets and individual performance goals under the Executive Leadership Team Incentive Bonus Plan in the amounts of $730,000, $205,200 and $231,639, respectively, for 2016. The amounts shown for 2016 reflect the annual incentive compensation paid in 2017 for 2016 performance and the amounts shown for 2015 reflect the annual incentive compensation paid in 2016 for 2015 performance, in each case, under the Executive Leadership Team Incentive Bonus Plan. Also reflected for 2016 for Ms. Heino, Mr. Crowley and Mr. Duffy are amounts related to performance targets actually achieved, subject to Committee’s certification and continued employment, under our LTIP in the amounts of $119,970, $29,326 and $29,326, respectively, as described under “LTIP” below.
(4)	For 2016, the amounts reflect (i) matching contributions to our defined contribution retirement plan of $11,925 for each of Ms. Heino, Mr. Crowley and Mr. Duffy and (ii) employer contributions to our long term disability insurance premiums of $1,310 for each of Ms. Heino, Mr. Crowley and Mr. Duffy. For 2015, the amounts reflect (i) matching contributions to our defined contribution retirement plan of $11,925 for Ms. Heino, $11,700 for Mr. Crowley and $11,700 for Mr. Duffy and (ii) employer contributions to our long term disability insurance premiums of $1,361 for each of Ms. Heino, Mr. Crowley and Mr. Duffy.

Elements of Compensation

Our compensation program is heavily weighted towards performance-based compensation, reflecting our philosophy of increasing our long-term value and supporting strategic imperatives, as discussed above. Total compensation and other benefits for our named executive officers consist of the following elements:

•	base salary;

•	annual cash incentive compensation;

•	long-term (cash) incentives (“LTIP”);

•	long-term equity incentives; and

•	other broad-based benefits.

In 2016, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent compensation consulting firm, to assist it in evaluating competitive compensation practices, including the identification of an appropriate peer group for executive compensation, reviewing data from the peer group proxies and relevant market data from the Radford Life Sciences Survey on each element of executive and Board compensation, developing guidance for each element and commenting on the appropriateness of the recommendations submitted by management. Pearl Meyer received instruction and authorization directly from the Chairperson of the Compensation Committee. Our President and Chief Executive Officer assisted in developing, and presented to the Compensation Committee for its review and approval, management’s recommendations for our compensation programs and specific awards to her executive direct reports.

Base Salary

The base salaries of our named executive officers as of December 31, 2016 are as follows:

Name	Base Salary
Mary Anne Heino	$600,000
John W. Crowley	$360,000
Michael Duffy	$383,000

Annual Cash Incentive Compensation

Our 2016 Executive Leadership Team Incentive Bonus Plan rewards executive officers, including our named executive officers, for annual financial performance and the achievement of other corporate goals that may be long-term in nature and/or based on meeting or exceeding certain short-term objectives. For 2016, awards were based on the achievement of specified EBITDA targets and individual performance goals. Each of our named executive officers was granted an award under our 2016 Executive Leadership Team Incentive Bonus

Plan, with a target, as a percentage of the named executive officer’s base salary, of 80% for Ms. Heino, 50% for Mr. Crowley and 45% for Mr. Duffy. The actual amount that each of our named executive officers received under our 2016 Executive Leadership Team Incentive Bonus Plan for 2016 is listed in the “Summary Compensation Table” above.

LTIP

Our 2016 LTIP rewards executive officers, including our named executive officers, for attaining certain specified, long-term corporate performance goals. In 2016, the Compensation Committee granted LTIP awards to Ms. Heino, Mr. Crowley and Mr. Duffy in target cash amounts of $900,000, $220,000 and $220,000, respectively.

The performance goals for LTIP include achieving certain annual revenue levels and certain operational goals, namely, completing development and technology transfers, obtaining specified regulatory approvals, and performing certain life cycle management activities, relating to current and/or next generation DEFINITY® products, entering into a definitive agreement for a flurpiridaz F 18 partnership(s), divesting certain real estate and increasing company-wide efficiencies to achieve specified levels of annual run rate savings. Each of the individual performance goals is weighted 10%.

Payments associated with the attainment of certain performance goals in accordance with their terms prior to September 1, 2017 will be paid out in the third quarter of 2017. Payments associated with the attainment of the other performance goals in accordance with their terms prior to February 28, 2019 will be paid out in the first quarter of 2019. As soon as practicable after the close of a performance period, the Committee will determine whether and to what extent, if at all, the performance goals applicable to each LTIP award granted for that performance period have been satisfied. As of December 31, 2016, the Company accrued $225,000, $55,000 and $55,000 for Ms. Heino, Mr. Crowley and Mr. Duffy, respectively, based on the projected achievement of those goals.

Long-Term Equity Incentive Awards

The Board of Directors approved and adopted our 2008 Equity Incentive Plan, our 2013 Equity Incentive Plan and our 2015 Equity Incentive Plan, each of which provided for grants of equity awards, including options to acquire Shares and RSAs. Future grants can only be made under the 2015 Equity Incentive Plan, which superseded the previous plans.

All outstanding options have an exercise price equal to not less than 100% of the fair market value of a Share on the date of grant. Since our common stock was not traded on a national securities exchange prior to the consummation of our initial public offering, fair market value was historically determined reasonably and in good faith by the Board of Directors. All outstanding options have a term not exceeding ten years from the date of grant. Options were generally issued either as time-based options or EBITDA performance-based options.

A change of control of the Company accelerates the vesting of the unvested equity awards under our plans in certain circumstances:

•	Unvested options and RSAs granted under our 2015 Equity Incentive Plan will accelerate in full (i) immediately prior to a change of control transaction in which the proceeds are all cash and, (ii) if the acquirer assumes, or substitutes its own equity award for, those options or RSA award, upon termination of the grantee’s employment without cause or for good reason within 12 months of that change of control.

•	Unvested options and RSAs granted under our 2013 Equity Incentive Plan will accelerate in full upon a change of control transaction.

•	Unvested performance-vesting options granted under our 2008 Equity Incentive Plan that were amended in 2015 to be time-vesting options that cliff vest in three years, will accelerate in a change of control transaction in an amount equal to the number of Shares subject to that unvested award that would have otherwise vested as of the date of that change of control transaction if that award would have vested in three equal installments at each anniversary of June 24, 2015.

Like in 2015, each of our named executive officers received a grant of RSAs in 2016 commensurate with their roles and in recognition of their performance during 2015. On April 26, 2016, the Compensation Committee granted 265,000 RSAs to Ms. Heino and 62,000 RSAs to each of Mr. Crowley and Mr. Duffy. In addition, in recognition for his service as our interim CFO, Mr. Crowley was granted 25,000 RSAs on January 1, 2016. All of the RSAs granted to our named executive officers vest in equal annual installments on each of the first four anniversaries of the grant date, subject to the named executive officer’s continued employment on the applicable vesting date. Our named executive officers also hold RSAs and options that were granted in years prior to 2016. See “Outstanding Equity Awards at Fiscal Year End Table” below for more information regarding outstanding RSAs and options held by our named executive officers as of December 31, 2016.

In February 2017, following consultation with Pearl Meyer, the Compensation Committee modified our equity compensation program and adopted guidelines regarding the mix of time-based and performance-based equity for our named executive officers for 2017. In accordance with these guidelines, in 2017 the Compensation Committee granted equity awards to our named executive officers, consisting of 50% performance-based RSAs that vest based on attaining specified revenue and adjusted EBITDA targets over the next three years and 50% time-based RSAs, which vest in equal annual installments over three years, in each case, subject to the named executive officers continued employment.

The Compensation Committee or the Board of Directors will determine any future equity awards that executive officers will be granted pursuant to the 2015 Equity Incentive Plan.

Other Benefits

Retirement Plans

We offer a 401(k) qualified defined contribution retirement plan in which our employees, including our named executive officers, are eligible to participate, with a 75% match of each participant’s contributions up to 6% of the participant’s eligible compensation. We do not offer any other qualified retirement plans.

Personal Benefits

Except as otherwise discussed herein, other welfare and employee-benefit programs are the same for all of our eligible employees, including our named executive officers, and our named executive officers do not receive additional benefits outside of those offered to our other employees.

Nonqualified Deferred Compensation

We do not offer our executives or others any nonqualified deferred compensation.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following tables include certain information with respect to equity held by the named executive officers as of December 31, 2016:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities of Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(9) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Mary Anne Heino
Options(1)	33,363	5,561	5,560	19.11	04/14/23
RSAs(2)						44,484	382,562	—	—
RSAs(3)						170,250	1,464,150	—	—
RSAs(4)						265,000	2,279,000	—	—

John Crowley
Options(5)	2,278	568	—	28.83	01/04/21
Options(6)	8,007	2,669	—	18.66	08/04/23
RSAs(2)						10,676	91,814	—	—
RSAs(3)						30,000	258,000	—	—
RSAs(7)						25,000	215,000	—	—
RSAs(4)						62,000	533,200	—	—
Michael Duffy
Options(6)	18,683	6,228	—	18.66	08/04/23
Options(8)	61,655	27,313	—	5.62	04/03/18
RSAs(2)						35,587	306,048	—	—
RSAs(3)						37,125	319,275	—	—
RSAs(4)						62,000	533,200	—	—

(1)	These options were granted to Ms. Heino upon her hire on April 15, 2013. Half of this grant is subject to time-based vesting in four equal annual installments on the first four anniversaries of the grant date, subject to Ms. Heino’s continued employment, and half of this grant is subject to EBITDA performance-vesting with respect to each of the first four fiscal years ending after the grant date, subject to Ms. Heino’s continued employment.
(2)	These RSAs were granted on April 6, 2015. Each of these grants vest in two equal installments on each of the second and fourth anniversaries of the grant date, subject to the named executive officer’s continued employment.
(3)	These RSAs were granted to Ms. Heino on August 31, 2015 and Mr. Crowley and Mr. Duffy on September 1, 2015. Each of these grants vest in four equal installments on each of the first four anniversaries of the grant date, subject to the named executive officer’s continued employment.
(4)	These RSAs were granted on April 26, 2016. Each of these grants vest in four equal installments on each of the first four anniversaries of the grant date, subject to the named executive officer’s continued employment.
(5)	These options were granted to Mr. Crowley on January 5, 2011. Half of this grant was subject to time-based vesting in five equal annual installments on the first five anniversaries of the grant date, and half of this grant was subject to EBITDA performance-vesting with respect to each of the first five fiscal years ending after the grant date. These options were amended in 2015 to provide that the unvested performance-vesting portion will vest in full on June 24, 2018, subject to Mr. Crowley’s continued employment; provided that, if prior to that date, a change of control of the Company occurs, the unvested performance-vesting portion will be eligible for partial or full accelerated vesting in certain circumstances, as described under “Long-Term Equity Incentive Awards” above.
(6)	These options were granted to Mr. Crowley and Mr. Duffy on August 5, 2013. Each of these grants vest in four equal installments on each of the first four anniversaries of the grant date, subject to the named executive officer’s continued employment.
(7)	These RSAs were granted to Mr. Crowley on January 1, 2016 in recognition of his service as our interim CFO. This grant vests in four equal installments on each of the first four anniversaries of the grant date, subject to Mr. Crowley’s continued employment.
(8)	These options were granted to Mr. Duffy on April 4, 2008. Half of this grant was subject to time-based vesting in five equal annual installments on the first five anniversaries of the grant date, subject to Mr. Duffy’s continued employment, and half of this grant was subject to EBITDA performance-vesting with respect to each of the first five fiscal years ending after the grant date, subject to Ms. Duffy’s continued employment. These options were amended in 2015 to provide that the unvested performance-vesting portion will vest in full on April 3, 2018, subject to Mr. Duffy’s continued employment; provided that, if prior to that date, a change of control of the Company occurs, the options will be eligible for partial or full accelerated vesting in certain circumstances, as described under “Long-Term Equity Incentive Awards” above.
(9)	The market value of unvested RSAs was calculated by multiplying the closing price of our common stock on December 30, 2016 ($8.60), the last business day of 2016, by the number of Shares subject to the unvested RSAs.

Employment Agreements; Severance and Potential Payments

Upon Termination or Change in Control

The Compensation Committee determined that it was appropriate to enter into employment agreements with each of our named executive officers. Among other things, these agreements set forth the executives’ compensation terms, their rights upon a termination of employment and restrictive covenants relating to non-competition, non-solicitation and confidentiality.

All of our current named executive officers are party to employment agreements that provide for an amount equal to the sum of (i) the executive’s base salary on the date of termination of employment, (ii) a pro rata portion (based upon the percentage of the fiscal year that will have elapsed through the date of the executive’s termination of employment) of a specified percentage of the executive’s base salary (80% for Ms. Heino, 50% for Mr. Crowley and 45% for Mr. Duffy), all of which is payable in substantially equal installments over a 12-month period, and (iii) certain insurance subsidies for a 12-month period, in the event of a termination of the named executive officer’s employment (a) by the Company without cause or (b) by the Company without cause or by the executive for good reason within 12 months following a change of control. In addition, a change of control of the Company accelerates the vesting of certain unvested equity awards under our plans in certain circumstances, as described under “Long-Term Equity Incentive Awards” above.

The table below quantifies the amounts that would become payable under each named executive officer’s employment agreement and equity award agreements if, on December 31, 2016, his or her employment had terminated under the circumstances described in the previous paragraph. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid may be different. Factors that could affect these amounts include the timing during the year of any such event, the cost of benefits and the executive officer’s base salary.

Name	Salary	Additional Amount	Benefits	Total
Mary Anne Heino(1)	$600,000	$4,605,712	$27,597	$5,233,309
John W. Crowley(2)	$360,000	$1,278,014	$27,597	$1,665,611
Michael Duffy(3)	$383,000	$1,595,992	$30,448	$2,009,440

(1)	The Additional Amount for Ms. Heino consists of (i) $480,000 in cash severance and (ii) the acceleration of RSAs having a market value (as of December 31, 2016) of $4,125,712.
(2)	The Additional Amount for Mr. Crowley consists of (i) $180,000 in cash severance and (ii) the acceleration of RSAs having a market value (as of December 31, 2016) of $1,098,014.
(3)	The Additional Amount for Mr. Duffy consists of (i) $172,350 in cash severance, (ii) the acceleration of RSAs having a market value (as of December 31, 2016) of $1,158,523 and (iii) the acceleration of options having a market value (as of December 31, 2016) on a net exercise basis of $265,119.

No compensation is payable to our named executive officers upon a termination of employment other than in the circumstances described above or upon a change in control that is not followed by a qualifying termination of employment.

In addition, each of the employment agreements with our named executive officers provides for a modified cut-back in the event that adverse tax consequences are imposed on the receipt of parachute payments by the named executive officer pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). If any payments or benefits from the Company in the nature of compensation that are paid to or for the named executive officer’s benefit, whether paid or payable pursuant to his or her employment agreement or otherwise (each, a “Payment”), would subject the named executive officer to the excise tax under Section 4999 of the Code, then the Payments will be reduced to the greatest amount of the Payments that can be paid that would not result in the imposition of the excise tax (the “Reduced Amount”). However, if the portion of the Payments the named executive officer would receive after payment of all applicable taxes, including any excise taxes, is greater than the Reduced Amount, then no such reduction will occur.

DIRECTOR COMPENSATION

For 2016, each of our non-employee directors was eligible to receive the following annual compensation in cash (which is paid quarterly in advance and prorated for partial periods) for services as a director and, as applicable, Board committee member:

•	each director receives an annual fee of $50,000, and the Chairperson of the Board of Directors receives an additional annual fee of $25,000;

•	each member of the Audit Committee receives an annual fee of $10,000, and the Chairperson of the Audit Committee instead receives an annual fee of $20,000;

•	each member of the Compensation Committee receives an annual fee of $7,500, and the Chairperson of the Compensation Committee instead receives an annual fee of $15,000; and

•	each member of the Nominating and Governance Committee receives a fee of $5,000, and the Chairperson of the Nominating and Governance Committee instead receives an annual fee of $10,000.

In 2016, we did not compensate our directors or committee members with per meeting fees. For 2017, in alignment with the results of a compensation study prepared by Pearl Meyer, the additional annual fee for the Chairperson of the Board of Directors was increased to $50,000 and the annual fee for each member of the Nominating and Governance Committee was reduced to $4,000. For 2016, Messrs. Burgstahler and Venkataraman waived their right to receive any compensation in respect of their service as directors and committee members. Directors who are employees of the Company do not receive compensation for their services as directors or committee members.

On March 4, 2016, each person then-serving as a non-employee director (with the exception of Dr. O’Neill, who retired, and Messrs. Burgstahler and Venkataraman, who waived their compensation as directors and committee members in 2016) was granted 25,000 RSAs under our 2015 Equity Incentive Plan. This 2016 award vested in full on the first anniversary of the grant date. Non-employee members of the Board of Directors are also entitled to reimbursement for out-of-pocket expenses incurred in connection with rendering such services for so long as they serve as directors.

The following table shows compensation paid to the individuals who served as our non-employee directors in 2016:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
Brian Markison(3)	100,000	51,000	—	—	151,000
David Burgstahler(4)	—	—	—	—	—
James Clemmer(5)	60,000	51,000	—	—	111,000
Samuel Leno(6)	74,722	51,000	—	—	125,722
Dr. Patrick O’Neill(7)	12,500	—	—	—	12,500
Dr. Frederick Robertson(8)	49,615	51,000	—	—	100,615
Dr. Derace Schaffer(9)	47,548	51,000	—	—	98,548
Sriram Venkataraman(4)	—	—	—	—	—

(1)	Ms. McHugh joined the Board of Directors effective January 25, 2017 and, consequently, is not listed in the table above. Ms. Heino does not receive any additional compensation for her service as a director or as a committee member and is not listed in the table above. For information regarding Ms. Heino’s 2016 compensation, see “Summary Compensation Table” above.

(2)	Amounts reflect the aggregate grant date fair value of RSAs granted in 2016 and, for Dr. O’Neill, the incremental fair value of RSAs that were accelerated in connection with his retirement (as described below), in each case, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 12 to our audited consolidated financial statements included in our 2016 Annual Report on Form 10-K for a description of the assumptions used in valuing the awards. The grant date fair value does not necessarily correspond to the actual value that will be recognized by each director, which will likely vary based on a number of factors, including financial performance, stock price fluctuations and applicable vesting.
(3)	On March 4, 2016, Mr. Markison was granted 25,000 RSAs. As of December 31, 2016, Mr. Markison held (a) 48,566 unvested RSAs and (b) outstanding options to purchase 58,913 Shares, of which options to purchase 47,802 Shares were vested.
(4)	Messrs. Burgstahler and Venkataraman are Partners of Avista and in 2016, and thus far in 2017, waived their rights to, and so did not receive, any direct compensation for their service as directors or committee members.
(5)	On March 4, 2016, Mr. Clemmer was granted 25,000 RSAs. As of December 31, 2016, Mr. Clemmer held (a) 29,662 unvested RSAs and (b) outstanding options to purchase 6,993 Shares, of which options to purchase 2,331 Shares were vested.
(6)	On March 4, 2016, Mr. Leno was granted 25,000 RSAs. As of December 31, 2016, Mr. Leno held (a) 39,451 unvested RSAs and (b) outstanding options to purchase 33,871 Shares, of which options to purchase 28,316 Shares were vested.
(7)	On March 4, 2016, Dr. O’Neill retired from the Board of Directors and, in recognition of his long service to the Company, the Board of Directors accelerated the vesting of all 12,603 of his then-unvested RSAs and extended the period in which he would be entitled to exercise his vested options to purchase 8,333 Shares.
(8)	On March 4, 2016, Dr. Robertson was granted 25,000 RSAs. As of December 31, 2016, Dr. Robertson held 25,000 unvested RSAs.
(9)	On March 4, 2016, Dr. Schaffer was granted 25,000 RSAs. As of December 31, 2016, Dr. Schaffer held 25,000 unvested RSAs.

Non-Management Director Grants in Q1 of 2017

On January 25, 2017, Ms. McHugh was appointed to the Board of Directors. She was granted 2,671 RSAs upon her appointment, which vest in full on January 25, 2018, subject to her continued service.

On January 23, 2017, the Board of Directors adopted an annual non-employee director equity grant policy. Under that policy, beginning in 2017 each non-employee director will be granted an annual equity award consisting of that number of RSAs having an aggregate value of $110,000, based on the closing sales price of our common stock on the NASDAQ on the date of grant, on the second business day after the filing of our Annual Report on Form 10-K for 2017 and on the date of our Annual Meeting of Stockholders for future years (this annual grant is referred to as “Annual Non-Employee Director Grant”), unless the Board of Directors otherwise determines or the non-employee director waives his or her entitlement to such award. Each Annual Non-Employee Director Grant will vest in a single installment on the first anniversary of the grant date.

Consequently, on February 27, 2017, the Board of Directors granted 8,730 RSAs that vest in full on the first anniversary of the grant date to each non-employee director (other than Messrs. Burgstahler and Venkataraman, each of whom has waived his right to a prorated portion of this grant for the first quarter of 2017). The value of these 2017 awards is not reflected in the table above.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock held by (i) each of our directors, (ii) each of our named executive officers, (iii) our directors and executive officers as a group and (iv) each person known to us to beneficially own more than 5% of our common stock. For our directors and officers, the information is as of March 1, 2017. For other stockholders who own more than 5% of our common stock, the information is as of the most recent Schedule 13G filed by each such stockholder with the SEC.

Beneficial ownership of Shares is determined under rules of the SEC and generally includes any Shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all Shares shown as beneficially owned by them.

Percentage of beneficial ownership is based on 36,893,715 shares outstanding as of March 1, 2017. Shares subject to RSAs that are currently vested or that will vest within 60 days of the date of this proxy statement, and stock options currently exercisable or exercisable within 60 days of the date of this proxy statement, are deemed to be outstanding and beneficially owned by the person holding those RSAs and options for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

Unless otherwise indicated, the address for each holder listed below is c/o Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage Ownership
Directors and Named Executive Officers
Brian Markison(1)	105,936	*
David Burgstahler(2)	—	*
James Clemmer(3)	29,662	*
Samuel Leno(4)	64,882	*
Julie McHugh(5)	—	*
Dr. Frederick Robertson	25,000	*
Dr. Derace Schaffer	75,000	*
Sriram Venkataraman(6)	—	*
Mary Anne Heino(7)	152,227	*
John W. Crowley(8)	39,759	*
Michael Duffy(9)	119,247	*
All Directors and Executive Officers as a Group (16 persons)(10)	864,982	2.3%
5% Stockholders
Avista(11)	15,293,599	41.5%
T. Rowe Price Associates, Inc.(12)	5,540,951	15.0%
Wellington Management Group LLP(13)	3,429,449	9.3%
Man Group plc(14)	2,094,575	5.7%
Wellington Trust Company, NA(15)	2,011,583	5.5%

*	Represents beneficial ownership of less than 1% of our outstanding Shares.
(1)	Does not include 26,069 unvested RSAs held by Mr. Markison.

(2)	Excludes Shares held by Avista. Mr. Burgstahler is the President of the general partner of Avista Capital Partners GP, LLC and as a result may be deemed to beneficially own the shares owned by Avista. Mr. Burgstahler disclaims beneficial ownership of the Shares held by Avista, except to the extent of his pecuniary interest therein.
(3)	Does not include 13,392 unvested RSAs held by Mr. Clemmer.
(4)	Does not include 18,733 unvested RSAs held by Mr. Leno.
(5)	Does not include 11,401 unvested RSAs held by Ms. McHugh.
(6)	Excludes shares held by Avista. Mr. Venkataraman is a Partner of the general partner of Avista Capital Partners GP, LLC and as a result may be deemed to beneficially own the Shares owned by Avista. Mr. Venkataraman disclaims beneficial ownership of the Shares held by Avista, except to the extent of his pecuniary interest therein.
(7)	Does not include 523,192 unvested RSAs held by Ms. Heino.
(8)	Does not include 130,463 unvested RSAs held by Mr. Crowley.
(9)	Does not include 134,356 unvested RSAs held by Mr. Duffy.
(10)	Does not include 1,319,747 unvested RSAs held by our directors and executive officers as a group.
(11)	Based solely on Amendment No. 1 to Schedule 13G filed on February 3, 2017 by Avista Capital Partners GP, LLC, Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P. and ACP-Lantern Co-Invest, LLC (collectively, “Avista”). Includes (i) 8,713,673 Shares held by Avista Capital Partners, L.P., (ii) 2,297,718 Shares held by Avista Capital Partners (Offshore), L.P. and (iii) 4,282,208 Shares held by ACP-Lantern Co-Invest, LLC. In that filing, Avista reports that (a) Avista Capital Partners GP, LLC ultimately exercises voting and dispositive power over the shares held by Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P. and ACP-Lantern Co-Invest, LLC and (b) voting and disposition decisions at Avista Capital Partners GP, LLC with respect to those Shares are made by an investment committee, the members of which include David Burgstahler and Sriram Venkataraman, each of whom serves as a director of the Company. Each of the members of the investment committee disclaims beneficial ownership of these Shares except to the extent of any pecuniary interest therein. Also in that filing, Avista lists its address as 65 East 55th Street, 18th Floor, New York, NY 10022.
(12)	Based solely on Amendment No. 2 to Schedule 13G filed on February 7, 2017 by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price Health Sciences Fund, Inc. (“Price Fund”) (collectively, “T. Rowe Price”). In that filing, (i) Price Associates reports sole voting power with respect to 549,690 Shares and sole dispositive power with respect to 5,540,951 Shares, and reports that not more than 5% of Shares is owned by any one client subject to the investment advice of Price Associates, and (ii) Price Fund reports sole voting power with respect to 3,012,754 Shares. Also in that filing, T. Rowe Price lists its address as 100 E. Pratt Street, Baltimore, Maryland 21202.
(13)	Based solely on Amendment No. 2 to Schedule 13G filed on February 9, 2017 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, “Wellington”). In that filing, (i) Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each report shared voting power with respect to 2,428,707 Shares and shared dispositive power with respect to 3,429,449 Shares and (ii) Wellington Management Company LLP reports shared voting power with respect to 2,357,881 Shares and shared dispositive power with respect to 3,112,970 Shares. In that filing, Wellington also reports that (a) all of these Shares are owned of record by clients of one or more of the following of its investment advisors: Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd (collectively, the “Wellington Investment Advisers”), (b) none of those clients owns more than 5% of Shares, except for Wellington Trust Company, NA, (c) Wellington Management Group LLP is the parent holding company of certain holding companies and the Wellington Investment Advisers, (d) Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers, (e) Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP and (f) Wellington Group Holdings LLP is owned by Wellington Management Group LLP. Also in that filing, Wellington lists its address as c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(14)	Based solely on a Schedule 13G/A filed on December 20, 2016 by Man Group plc and Numeric Investors LLC (collectively, “Man Group”). In that filing, Man Group plc and Numeric Investors LLC each report shared voting and dispositive power with respect to 2,094,575 Shares. In that filing, Man Group reports that (i) all of these Shares are owned of record by certain funds and/or managed accounts to which Numeric Investors LLC serves as investment manager and (ii) Man Group plc indirectly, through various intermediate entities, controls Numeric Investors LLC. Also in that filing, Man Group Plc lists its address as Riverbank House, 2 Swan Lane, London EC4R 3AD, United Kingdom, and Numeric Investors LLC lists its address as 470 Atlantic Avenue,6th Floor, Boston, MA 02210.
(15)	Based solely on a Schedule 13G filed on February 9, 2017 by Wellington Trust Company, NA (“Wellington Trust”). In that filing, Wellington Trust reports (i) shared voting and dispositive power with respect to 2,011,583 Shares and (ii) that all of these Shares are owned of record by its investment advisor clients, none of which owns more than 5% of Shares. Also in that filing, Wellington Trust lists its address as c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s Shares, to file reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. We assist our directors and executive officers with their Section 16(a) filings. Based solely on a review of reports filed with the SEC and written representations from directors and executive officers, we believe that all required reports under Section 16(a) with respect to those persons were timely filed during 2016.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

This section describes certain relationships and related person transactions between us or our subsidiaries, on the one hand, and our directors, director nominees, executive officers, holders of more than 5% of our voting securities and certain related persons of any of the foregoing, on the other hand, since January 1, 2016.

Shareholders Agreements

In connection with Avista’s original acquisition of the Company’s business (the “Acquisition”), the Company entered into (i) a Shareholders Agreement with Avista and certain Management Shareholders, dated January 8, 2008 and subsequently amended on February 26, 2008 and on June 25, 2015 in connection with the consummation of our initial public offering (the “Initial Shareholders Agreement”), and (ii) an Employee Shareholders Agreement with Avista and certain employee stockholders named therein, dated as of May 30, 2008 and subsequently amended on June 25, 2015 in connection with the consummation of our initial public offering (the “Employee Shareholders Agreement,” and, collectively with the Initial Shareholders Agreement, the “Shareholders Agreements”). Messrs. Markison and Leno were Management Shareholders parties to the Initial Shareholders Agreement, and certain of our executive officers were parties to the Employee Shareholders Agreement.

The Shareholders Agreements govern the parties’ respective rights, duties and obligations with respect to the ownership of Company securities. The Initial Shareholders Agreement currently provides demand registration rights in favor of Avista and piggy-back registration rights in favor of Avista and the Management Shareholders. The Initial Shareholders Agreement also provides Avista with the right to nominate two directors to the Board of Directors for so long as it owns 25% or more of our issued and outstanding Shares, and the right to nominate one director for election to the Board of Directors for so long as it beneficially owns 10% or more, but less than 25%, of our issued and outstanding Shares.

Prior to June 30, 2016, the first anniversary of our initial public offering, both Shareholders Agreements (i) provided the Company with the right to repurchase shares held by Management Shareholders or employee stockholders who ceased to be employed by the Company or any of its subsidiaries and (ii) restricted the ability of the Management Shareholders and employee stockholders to transfer Shares that they owned, allowing Management Shareholders and employee stockholders to transfer Shares only in proportion to the transfer of Shares by Avista. Those restrictions expired on June 30, 2016.

INC Research Master Services Agreement

In the first quarter of 2016, we entered into a services agreement with INC Research, LLC (“INC”) to provide us with pharmacovigilance services. Avista and its affiliates were principal owners of both INC and the Company during 2016. The agreement has a term of three years.

VWR Scientific Purchases

We purchase inventory supplies from VWR Scientific (“VWR”). Avista and certain of its affiliates are principal owners of both VWR and the Company.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by the director or executive officer in any action or proceeding, including, without limitation, all liability arising out of negligence or active or passive wrongdoing by such officer or director, in any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, executive officers, employees or agents in which indemnification would be required or permitted. We believe these indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

Related Party Expenses

Related party expenses consisted of the following:

(in thousands)	Transaction Type	2016
INC	Pharmacovigilance	$780
VWR	Inventory supplies	354

Total related party expenses		$1,134

Policies for Approval of Related Person Transactions

We have a written policy relating to the approval of related person transactions pursuant to which the Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (i) our directors, director nominees and executive officers, (ii) any 5% record or beneficial owner of Shares or (iii) any immediate family member of any person specified in (i) or (ii) above. Management, under the oversight of the Audit Committee, is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related person transactions and the Audit Committee is primarily responsible for determining, based on the facts and circumstances, whether we have, or a related person has, a direct or indirect material interest in the transaction.

As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related person transaction, the Audit Committee will consider:

•	the nature of the related person’s interest in the transaction;

•	the availability of other sources of comparable products or services;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction; and

•	the importance of the transaction to us.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the approval or ratification of the transaction. However, that member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

PROPOSAL 2:

Amendment to 2015 Equity Incentive Plan

We are seeking stockholder approval to amend the Lantheus Holdings, Inc. 2015 Equity Incentive Plan (as amended to date, the “2015 Equity Incentive Plan”) to increase the number of Shares reserved for issuance under the 2015 Equity Incentive Plan by an additional 1,200,000 Shares. We are not seeking stockholder approval of any other changes to the 2015 Equity Incentive Plan.

Our continuing ability to offer equity incentive awards under the 2015 Equity Incentive Plan is critical to our ability to attract, motivate and retain qualified personnel, particularly as we grow and in light of the highly-competitive market for employee talent in which we operate.

The Board of Directors has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board has approved the amendment to the 2015 Equity Incentive Plan and Share increase subject to stockholder approval, and recommends that stockholders vote in favor of this proposal at the Annual Meeting. Stockholder approval of this proposal requires the affirmative vote of a majority of the outstanding Shares that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

If stockholders approve this proposal, the amendment to the 2015 Equity Incentive Plan and Share increase will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the amendment to 2015 Equity Incentive Plan and Share increase will not take effect and our 2015 Equity Incentive Plan will continue to be administered in its current form. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2015 Equity Incentive Plan. The remainder of this discussion, when referring to the 2015 Equity Incentive Plan, refers to the amended 2015 Equity Incentive Plan as if this proposal was approved by our stockholders, unless otherwise specified or the context otherwise references the 2015 Equity Incentive Plan prior to the proposed amendment.

Background

The 2015 Equity Incentive Plan was initially adopted by the Board of Directors and approved by our stockholders in June 2015 with an initial Share reserve of 2,415,277 Shares, as described in more detail below. The 2015 Equity Incentive Plan was amended by the Board of Directors and approved by our stockholders in April 2016 to increase the initial Share reserve by an additional 2,140,000 Shares, as described in more detail below.

In addition, any Shares subject to outstanding awards under the 2015 Equity Incentive Plan that expire or are otherwise forfeited to, or repurchased by, the Company become available again for future grant under the 2015 Equity Incentive Plan.

Upon implementation of the 2015 Equity Incentive Plan, Shares were no longer available for grant under our 2008 Equity Incentive Plan or 2013 Equity Incentive Plan (the “Old Equity Incentive Plans”). Shares subject to outstanding awards under the Old Equity Incentive Plans that expire or are otherwise forfeited to, or repurchased by, the Company do not become available for future grant under the 2015 Equity Incentive Plan.

When we previously sought stockholder approval of the 2015 Equity Incentive Plan, we believed the Shares reserved for issuance under it (along with Shares becoming available for future grant due to forfeitures, cancellations and repurchases under the 2015 Equity Incentive Plan) would be sufficient to enable us to grant equity awards through 2019. This estimate was based on forecasts that took into account the weighted average exercise price of our outstanding stock options, an estimated range of our stock price over time and our historical forfeiture rates.

As of March 1, 2017, taking into account our expected 2017 grants, approximately 1,681,000 Shares remain available for grant under the 2015 Equity Incentive Plan. The Board believes that additional Shares are necessary to meet the Company’s anticipated equity compensation needs for approximately the next three to four years after the Annual Meeting. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time and our historical forfeiture rates.

Reasons for Voting for the Proposal

Long-Term Equity is a Key Component of our Compensation Objective

•	Delivering competitive equity value to our management team is essential to attracting and retaining the quality of talent required for us to achieve our operating and strategic objectives. We compete for this talent with a significant number of biotechnology, pharmaceutical and other life sciences companies in Massachusetts that offer substantial equity grant programs. Retention of our key talent is very much in the interest of our stockholders.

•	Equity awards incentivize our employees to manage our business as owners, aligning their interests with those of our stockholders. Equity awards, the value of which depends on our stock performance and which require continued service over time before any value can be realized, help achieve these objectives and are a key element of our compensation program.

•	One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be advisable. We believe that, for investors, a combination of equity and cash compensation optimizes the Company’s valuation and properly incentivizes executives by linking their pay to Company performance.

Additional Shares are Required for Future Grants

•	If we do not obtain approval to increase the available pool, it will negatively impact our ability to attract and retain quality talent and reward performance through 2021.

Consider Unique Factors to Lantheus

•	Our capital structure is highly leveraged with debt. Our competitors operate with significantly larger relative equity, which results in our equity grant utilization appearing to be high, when in fact we are delivering grant values that are consistently below the 50th percentile relative to our peers.

•	Forfeitures from our Old Equity Incentive Plans do not replenish the reserve of shares under our 2015 Equity Incentive Plan. As we terminated our ability to make new grants under these Old Equity Incentive Plans at the time of our initial public offering in June 2015, the Shares underlying any forfeited stocks options and other equity awards granted prior to 2015 will not be available for future grants.

Our Company is Committed to the Effective Utilization of Shares

•	The Compensation Committee has engaged Pearl Meyer, an independent compensation consulting firm, to assist evaluating issues associated with competitive practice, underwater stock options, the reduced value of prior awards and in structuring a compensation program designed to optimize our share utilization.

•	The Compensation Committee historically provided option grants with EBITDA performance vesting, four- and five-year annual vesting, multi-year cliff vesting and structured grants subject to substantial risks of forfeiture and trading restrictions. In February 2017, the Committee adopted guidelines and granted equity awards of which 50% are performance-based RSAs that vest based on attaining specified revenue and adjusted EBITDA targets. We are granting RSAs in response to a need to optimize our limited share reserve under our 2015 Equity Incentive Plan with competitive compensation practice requirements and to reduce retention risk.

•	As of March 1, 2017, approximately 50 of our regular, full-time employees held outstanding equity awards

The 2015 Equity Incentive Plan Requires Additional Shares to Meet our Forecasted Needs

We expect to grant equity awards representing approximately 663,000 Shares during 2017 (roughly 1.8% of our outstanding Shares as of March 1, 2017). We anticipate limited forfeitures and cancellations under the 2015 Equity Incentive Plan. As discussed above, forfeitures in our Old Equity Incentive Plans cannot be credited to replenish the Shares available for grant under the 2015 Equity Plan.

As a result, the Board of Directors, based on the recommendation of the Compensation Committee, concluded that increasing the number of Shares available for issuance under our 2015 Equity Incentive Plan would provide the Company with the ability to undertake the flexible and balanced approach of using equity and cash compensation as needed to help us retain and motivate employees who hold underwater stock options, which are not permitted to be repriced without stockholder approval, and/or reduced value RSAs previously issued under the existing 2015 Equity Incentive Plan and the Old Equity Incentive Plans.

Summary of the 2015 Equity Incentive Plan

The following is a summary of the material features of the 2015 Equity Incentive Plan. The summary is qualified in its entirety by the 2015 Equity Incentive Plan as set forth in Appendix A.

Administration

The 2015 Equity Incentive Plan is administered by the Compensation Committee or another committee of the Board of Directors, comprised of no fewer than two members of the Board of Directors who are appointed by the Board of Directors to administer the plan (the “Committee”), or, subject to the limitations set forth in the 2015 Equity Incentive Plan, the Board of Directors. Subject to the limitations set forth in the 2015 Equity Incentive Plan, the Committee or the Board of Directors has the authority to determine the persons to whom awards are to be granted, prescribe the restrictions, terms and conditions of all awards, interpret the 2015 Equity Incentive Plan and adopt sub-plans and rules for the administration, interpretation and application of the 2015 Equity Incentive Plan.

Reservation of Shares

Subject to adjustments as described below, the maximum aggregate number of Shares that may be issued pursuant to awards granted under the 2015 Equity Incentive Plan, as amended, will be equal to 5,755,277 (including the 1,200,000 additional Shares proposed to be added pursuant to the amendment to the 2015 Equity Incentive Plan as set forth in this Proposal 2); provided, that no more than 20% of the Shares may be granted as incentive stock options within the meaning of Section 422 of the Code. Any Shares issued under the 2015 Equity Incentive Plan will consist of authorized and unissued Shares or treasury shares. The closing price of a Share as reported on NASDAQ on March 9, 2017 was $12.90 per share.

In the event of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to common stock, or any merger, reorganization, consolidation, combination, spin-off, stock purchase, or other similar corporate change or any other change affecting common stock, equitable adjustments will be made to the number and kind of Shares available for grant, as well as to other maximum limitations under the 2015 Equity Incentive Plan, and the number and kind of Shares or other terms of the awards that are affected by the event.

Share Counting

Awards that are required to be paid in cash pursuant to their terms will not reduce the Share reserve. To the extent that an award granted under the 2015 Equity Incentive Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer Shares than the number underlying the award, settled in cash or otherwise terminated without delivery of the Shares, the Shares retained by or returned to us will (i) not be deemed to have been delivered under the 2015 Equity Incentive Plan, (ii) be available for future awards under the 2015 Equity Incentive Plan, and (iii) increase the Share reserve by one Share for each Share that is retained by or returned to us. Notwithstanding the foregoing, Shares that are (x) withheld from an award or separately surrendered by the participant in payment of the exercise or purchase price or taxes relating to such an award or (y) not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right will be deemed to constitute delivered shares, will not be available for future awards under the 2015 Equity Incentive Plan and will continue to be counted as outstanding for purposes of determining whether award limits have been attained. If an award is settled in cash, the number of Shares on which the award is based will not count toward any individual Share limit, but will count against the annual cash performance award limit. Awards assumed or substituted for in a merger, consolidation, acquisition of property or stock or reorganization will not reduce the Share reserve.

Eligibility

Awards under the 2015 Equity Incentive Plan may be granted to any of our employees, directors, consultants or other personal service providers or any of the same of our subsidiaries. As of March 1, 2017, we estimate that approximately 61 employees and 8 non-employee directors would be eligible to participate in the 2015 Equity Incentive Plan. The plan allows grants to consultants and other personal service providers, however, this has not been the Company practice.

Stock Options

Stock options granted under the 2015 Equity Incentive Plan may be issued as either incentive stock options, within the meaning of Section 422 of the Code, or as nonqualified stock options. The exercise price of an option will be not less than 100% of the fair market value of a Share on the date of the grant of the option. The Committee or the Board of Directors will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee or the Board of Directors. The maximum term of an option will be 10 years from the date of grant.

To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash, or, to the extent permitted by the Committee or the Board of Directors, and set forth in an award agreement, (ii) in Shares, (iii) through an open-market broker-assisted transaction, (iv) by reducing the number of Shares otherwise deliverable upon the exercise of the stock option, (v) by combination of any of the above methods or (vi) by such other method approved by the Committee or the Board of Directors must pay any required tax withholding amounts. All options generally are nontransferable.

Subject to the anti-dilution adjustment provisions and the change in control provisions of the 2015 Equity Incentive Plan, without the prior approval of our stockholders, neither the Committee nor the Board of Directors will (a) cancel a stock option in exchange for cash or another award when the exercise price per Share under such stock option then exceeds the fair market value of one Share, (b) cause the cancellation, substitution or amendment of a stock option that would have the effect of reducing the exercise price of such stock option or (c) otherwise approve any modification to a stock option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by NASDAQ or other principal exchange on which our common stock is then listed.

Stock Appreciation Rights

A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant, upon settlement or exercise, to receive a payment based on the excess of the fair market value of a Share on the date of settlement or exercise over the base price of the right, multiplied by the number of Shares as to which the right is being settled or exercised. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. The base price of a stock appreciation right may not be less than 100% of the fair market value of a Share on the date of grant. The Committee or the Board Directors will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee or the Board Directors. The maximum term of a stock appreciation right will be ten years from the date of grant. Stock appreciation rights may be payable in cash or in Shares or in a combination of both. All stock appreciation rights generally are nontransferable.

Subject to the anti-dilution adjustment provisions and the change in control provisions of the 2015 Equity Incentive Plan, without the prior approval of our stockholders, neither the Committee nor the Board of Directors will (a) cancel a stock appreciation right in exchange for cash or another award when the base price per Share under such stock appreciation right then exceeds the fair market value of one Share, (b) cause the cancellation, substitution or amendment of a stock appreciation right that would have the effect of reducing the base price of such stock appreciation right or (c) otherwise approve any modification to a stock appreciation right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by NASDAQ or other principal exchange on which our common stock is then listed.

Restricted Stock Awards (RSAs)

RSAs represents Shares that are issued subject to restrictions on transfer and vesting requirements. The vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Committee or the Board of Directors, and vesting may be accelerated in certain circumstances, as determined by the Committee or the Board of Directors. Unless otherwise set forth in an award agreement, RSA holders will not have any of the rights of a stockholder of us (including, the right to vote or receive dividends and other distributions paid or made with respect thereto), unless and until such Shares vest. Any dividends with respect to an RSA that is subject to performance-based vesting will be subject to the same restrictions on transfer and vesting requirements as the underlying RSA. All RSAs are generally nontransferable.

Restricted Stock Units

An award of restricted stock units (“RSUs”), provides the participant the right to receive a payment based on the value of a Share. RSUs may be subject to vesting requirements, restrictions and conditions to payment. RSUs may vest based solely on the continued service of the participant for a specified time period. In addition, RSUs may be denominated as performance share units (“PSUs”) and may vest in whole or in part based on the attainment of specified performance goals established by the Committee or the Board of Directors. The vesting of RSUs and PSUs may be accelerated in certain circumstances, as determined by the Committee or the Board of Directors. RSU and PSU awards will become payable to a participant at the time or times determined by the Committee or the Board of Directors and set forth in the award agreement, which may be upon or following the vesting of the award. RSU and PSU awards are payable in cash or in Shares or in a combination of both. RSUs and PSUs may be granted together with a dividend equivalent right with respect to the Shares subject to the award. Dividend equivalent rights will be paid at such time as determined by the Committee or the Board of Directors in its discretion (including, without limitation, at the times paid to stockholders generally or at the times of vesting or payment of the RSU or PSU). Dividend equivalent rights may be subject to forfeiture under the same conditions as apply to the underlying RSUs or PSUs. All RSUs and PSUs are generally nontransferable.

Stock Awards

A stock award represents Shares that are issued free of restrictions on transfer and free of forfeiture conditions and to which the participant is entitled all incidents of ownership. A stock award may be granted for past, or in anticipation of future, services, in lieu of any discretionary bonus or other discretionary cash compensation, directors’ fees or for any other valid purpose as determined by the Committee or the Board of Directors. The Committee or the Board of Directors will determine the terms and conditions of stock awards, and such stock awards may be made without vesting requirements. Upon the issuance of Shares under a stock award, the participant will have all rights of a stockholder with respect to such Shares, including the right to vote the Shares and receive all dividends and other distributions on the Shares; provided, however, that the Committee or the Board of Directors may issue or grant Shares that are subject to vesting or forfeiture and that restrict or eliminate voting rights with respect to such Shares until any such vesting criteria is satisfied or such forfeiture provisions lapse. Subject to Section 409A of the Code, upon advance written request of a participant and with the consent of the Committee or the Board of Directors, such participant may receive a portion of any cash compensation otherwise due in the form of common stock either currently or on a deferred basis. The right to receive Shares on a deferred basis is generally nontransferable.

Cash Performance Awards

A performance award is denominated in a cash amount (rather than in Shares) and is payable based on the attainment of pre-established business and/or individual performance goals. The requirements for vesting may be also based upon the continued service of the participant during the performance period, and vesting may be accelerated in certain circumstances, as determined by the Committee or the Board of Directors. All cash performance awards are generally nontransferable. The maximum amount of cash compensation that may be paid to a participant during any one calendar year under all cash performance awards and all other awards that are actually paid or settled in cash is limited to $2.0 million.

Performance Criteria

For purposes of cash performance awards, as well as for any other awards under the 2015 Equity Incentive Plan intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance criteria will be one or any combination of the following, for us or any identified subsidiary, division or business unit or line, as determined by the Committee or the Board of Directors at the time of the award: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) adjusted earnings before interest expense, taxes, depreciation and amortization, or EBITDA; (vi) pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items; (vii) operating margin; (viii) earnings per Share; (ix) return on equity; (x) return on capital; (xi) return on investment; (xii) operating earnings; (xiii) working capital; (xiv) ratio of debt to stockholders’ equity; (xv) revenue; (xvi) free cash flow (generally defined as adjusted EBITDA, less cash taxes, cash interest and net capital expenditures, mandatory payments of principal under any credit facility, and payments under collateralized lease obligations and financing lease obligations); and (xvii) any combination of or a specified increase in any of the foregoing. Each of the performance goals will be applied and interpreted in accordance with an objective formula or standard established by the Committee or the Board of Directors at the time of grant of the award including, without limitation, GAAP.

The “performance goals” will be the levels of achievement relating to the performance criteria selected by the Committee or the Board of Directors for the award. The performance goals will be written and will be expressed as one objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The performance goals may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions of such companies), or may be applied after adjustment for non-controllable industry performance (such as industry attendance), as specified by the Committee or the Board of Directors.

At the time that an award is granted, the Committee or the Board of Directors may provide for the performance goals or the manner in which performance will be measured against the performance goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect non-cash losses or charges, charges for restructurings, non-operating income, the impact of corporate transactions, severance and recruitment costs, “run rate” savings, costs incurred in establishing new manufacturing sources, specified legal expenses, discontinued operations, or financing transactions, extraordinary and other unusual or non-recurring items or events and the cumulative effects of accounting or tax law changes. In addition, with respect to a participant hired or promoted following the beginning of a performance period, the Committee or the Board of Directors may determine to prorate the performance goals and/or the amount of any payment in respect of such participant’s cash performance awards for the partial performance period.

Further, the Committee or the Board of Directors will, to the extent provided in an award agreement, have the right, in its discretion, to reduce or eliminate the amount otherwise payable to any participant under an award and to establish rules or procedures that have the effect of limiting the amount payable to any participant to an amount that is less than the amount that is otherwise payable under an award. The Committee or the Board of Directors will not have discretion to increase the amount that is otherwise payable to any participant. Following the conclusion of the performance period, the Committee or the Board of Directors will certify in writing whether the applicable performance goals have been achieved, or certify the degree of achievement, if applicable. Upon certification of the performance goals, the Committee or the Board of Directors will determine the level of vesting or amount of payment to the participant pursuant to the award, if any.

Notwithstanding anything to the contrary contained in the 2015 Equity Incentive Plan, with respect to any award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, unless the Board of Directors determines that an applicable exemption under applicable law applies, all references to the Committee or the Board of Directors in the 2015 Equity Incentive Plan will solely mean each such member that satisfies the requirements for an “outside director” under Section 162(m) of the Code.

Award Limitations

For purposes of complying with the requirements of Section 162(m) of the Code, the maximum number of Shares that may be subject to stock options, stock appreciation rights, performance-based RSAs, performance-based RSUs and performance-based stock awards granted to any participant other than a non-employee director during any calendar year will be limited to 2,000,000 Shares for each such award type individually.

Further, the maximum number of Shares that may be subject to stock options, stock appreciation rights, RSAs, RSUs and stock awards granted to any non-employee director during any calendar year will be limited to 500,000 Shares for all such award types in the aggregate.

Effect of Change in Control

Upon the occurrence of a change in control, as defined in the plan as a “change of control event” under Section 409A of the Code, unless otherwise specifically prohibited under applicable law, or unless otherwise provided in the applicable award agreement, the Committee or the Board of Directors is authorized to make adjustments in the terms and conditions of outstanding awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of our outstanding awards (if we are the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same or comparable terms (including, with respect to economic value) for outstanding awards; (iii) accelerated exercisability, vesting and/or payment; and (iv) if all or substantially all of our outstanding Shares transferred in exchange for cash consideration in connection with such change in control: (A) upon written notice, provide that any outstanding stock options and stock appreciation rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee or the Board of Directors (contingent upon the consummation of the event), and at the end of such period, such stock options and stock appreciation rights will terminate to the extent not so exercised within the relevant period; and (B) cancellation of all or any portion of outstanding awards for fair value, as determined in the sole discretion of the Committee or the Board of Directors.

Forfeiture

The Committee or the Board of Directors may specify in an award agreement that an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, including termination of service for “cause” (as defined in the 2015 Equity Incentive Plan), violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to our business or reputation. Unless otherwise provided by the Committee or the Board of Directors and set forth in an award agreement, if (i) a participant’s service is terminated for “cause” or (ii) after termination of service for any other reason, the Committee or the Board of Directors determines in its discretion either that, (A) during the participant’s period of service, the participant engaged in an act which would have warranted termination from service for “cause” or (B) after termination, the participant engaged in conduct that violates any continuing obligation or duty of the participant set forth in any executive or restrictive covenant agreement to which the participant is a party in favor of us or any of our subsidiaries, such participant’s rights, payments and benefits with respect to such award may be subject to cancellation, forfeiture and/or recoupment.

Right of Recapture

If a participant receives compensation pursuant to an award calculated by reference to financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the participant will, upon our written request, forfeit and repay to us the difference between what the participant received and what the participant should have received based on the accounting restatement, in accordance with (i) our compensation recovery, “clawback” or similar policy, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the Dodd-Frank Act.

Notwithstanding anything to the contrary contained in the 2015 Equity Incentive Plan, in the event the receipt of all payments or distributions by us in the nature of compensation to or for a participant’s benefit, whether paid or payable pursuant to this plan or otherwise (a “Payment”), would subject the participant to the excise tax under Section 4999 of the Code, the Payments will be reduced to the greatest amount of the Payments that can be paid and would not result in the imposition of the excise tax (the “Reduced Amount”), however, if the portion of the Payments the participant would receive after payment of all applicable taxes, including any excise taxes, is greater than the Reduced Amount, no such reduction will occur.

Tax Withholding

We have the power and the right to deduct or withhold automatically from any amount deliverable under an award or otherwise, or require a participant to remit to us, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the 2015 Equity Incentive Plan. With respect to required withholding, participants may elect (subject to our automatic withholding right set out above) to satisfy the withholding requirement with respect to any taxable event arising as a result of the 2015 Equity Incentive Plan, in whole or in part, by the methods described in the 2015 Equity Incentive Plan applicable to the payment of the exercise price in connection with stock option exercises.

Deferrals of Payment

The Committee or the Board of Directors may in its discretion permit participants in the 2015 Equity Incentive Plan to defer the receipt of payment of cash or delivery of Shares that would otherwise be due by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an award or an election to receive Shares (in lieu of compensation otherwise payable in cash) on a deferred basis in accordance with the terms of the 2015 Equity Incentive Plan; provided, however, that such discretion will not apply in the case of a stock option or stock appreciation right.

Trading Policy Considerations

Stock option exercises and other awards granted under the 2015 Equity Incentive Plan is subject to our insider trading policy or other trading or ownership policy related restrictions, terms and conditions as in effect, from time to time.

Term, Amendment and Termination

The 2015 Equity Incentive Plan, as amended by the amendment described in this proxy statement, will be effective as of the date on which stockholders approve it. The Board of Directors may amend, modify, suspend or terminate the 2015 Equity Incentive Plan at any time. However, no termination or amendment of the 2015 Equity Incentive Plan will adversely affect any award theretofore granted without the consent of the participant or the permitted transferee of the award; except as otherwise provided in the 2015 Equity Incentive Plan or determined by the Committee or the Board of Directors to be necessary to comply with applicable laws. The Board of Directors may seek the approval of any amendment by our stockholders to the extent it deems necessary or advisable for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of NASDAQ or for any other purpose.

Certain Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences associated with certain awards granted under the 2015 Equity Incentive Plan. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Further, the summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the 2015 Equity Incentive Plan, nor does it cover state, local or non-U.S. taxes, except as may be specifically noted.

Stock Options (other than incentive stock options). In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an incentive stock option (an “NSO”) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

Incentive Stock Options. In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock options (an “ISO”). However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. Generally, a disposition of shares purchased pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares purchased pursuant to an ISO is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

Stock Appreciation Rights. The grant of a stock appreciation right (a “SAR”) does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

RSAs. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2015 Equity Incentive Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

RSUs. The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is generally taxed upon vesting and settlement (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Section 162(m). Stock options, SARs and certain performance awards under the 2015 Equity Incentive Plan may be eligible for exemption from the deductibility limits of Section 162(m). However, the Board will have discretionary authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

Certain Change in Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards may be subject to an additional 20% federal tax and may be non-deductible to the Company.

Plan Benefits

Grants under the 2015 Equity Incentive Plan, as proposed to be amended, will be made at the discretion of the Board of Directors. Because we cannot presently determine the number of Shares underlying, or the timing, types, exercise/base prices or vesting and other provisions of, grants to be made to participants under the 2015 Equity Incentive Plan, as proposed to be amended, it is not possible to determine the value of benefits that may be obtained by directors, executive officers and other employees under the 2015 Equity Incentive Plan.

Vote Required and Board of Directors’ Recommendation

Approval of the amendment to the 2015 Equity Incentive Plan to increase the number of Shares reserved for issuance under such plan by 1,200,000 Shares requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of this Proposal 2.

The Board of Directors Recommends a Vote FOR the Proposal to Amend the 2015 Equity Incentive Plan

to Increase the Number of Shares Reserved for Issuance Thereunder by 1,200,000 Shares.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table gives information as of December 31, 2016 about the Shares that may be issued under all of our existing equity compensation plans (prior to giving effect to the proposed amendment to increase the Shares available for issuance under the 2015 Equity Incentive Plan described in this proxy statement):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	1,037,337	$10.63	2,344,627	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	1,037,337		2,344,627

(1)	Represents the 2015 Equity Incentive Plan, the 2013 Equity Incentive Plan and the 2008 Equity Incentive Plan.
(2)	As noted above, the Shares remaining for future issuance have been reduced to approximately 1,700,000 as of March 1, 2017, after taking into account the awards granted for our 2017 merit cycle.

PROPOSAL 3:

Approval of 2017 Employee Stock Purchase Plan

We are seeking stockholder approval of the Lantheus Holdings, Inc. 2017 Employee Stock Purchase Plan (the “ESPP”). The Board of Directors believes that offering our employees the opportunity to obtain a proprietary interest in the Company is critical to our ability to attract, motivate and retain qualified personnel, particularly as we grow and in light of the highly-competitive market for employee talent in which we operate. Accordingly, the Board of Directors has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board has approved the ESPP subject to stockholder approval, and recommends that stockholders vote in favor of this proposal at the Annual Meeting. Stockholder approval of this proposal requires the affirmative vote of a majority of the outstanding Shares that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

If stockholders do not approve this proposal, the ESPP will not take effect and all options granted under the ESPP prior to the Annual Meeting will be cancelled and become null and void.

Background

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, and permits eligible employees of the Company and its designated subsidiaries to purchase Shares at a discount using payroll deductions, subject to limits set by the Code, and to receive special tax treatment with respect to these purchased Shares, as provided by the Code.

The ESPP provides for the issuance of up to 250,000 Shares, subject to adjustment as provided for in the ESPP. The Shares available for purchase under the ESPP represent less than 0.7% of the total number of Shares outstanding as of March 1, 2017.

Summary of the ESPP

The following is a summary of the material features of the ESPP. The summary is qualified in its entirety by the ESPP which is attached to this proxy statement as Appendix B.

Purpose

The ESPP is intended to provide employees of the Company and its participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of Shares.

Administration

The ESPP will be administered by the Compensation Committee or such other committee as is appointed by the Board of Directors, or its authorized delegates, which will have the authority and discretion to, among other things, construe and interpret the ESPP and prescribe, amend and rescind rules relating to, and take any other actions necessary or desirable for, its administration. As used in this summary, the term “Compensation Committee” refers to the Compensation Committee or such other committee as is appointed by the Board of Directors, or its authorized delegates to the extent of such delegation, as applicable. The Compensation Committee’s decisions will be final and binding.

Eligibility

An employee is eligible to participate in the ESPP if he or she meets the following criteria:

•	The employee is employed by the Company, or any other subsidiary (within the meaning of Section 424(f) of the Code) designated by the Compensation Committee, on the last day of the enrollment period for the next offering period; and

•	The employee customarily works at least 20 hours per week.

An employee who is eligible to participate in the ESPP may elect to participate in a particular offering period if he or she was eligible on the first day of the enrollment period for that offering period, unless otherwise determined by the Compensation Committee in a manner consistent with Section 423 of the Code.

As of March 1, 2017, there were approximately 440 employees who would be eligible to participate in the ESPP.

Number of Shares; Participation

Subject to adjustment as described below, 250,000 Shares will be available for purchase pursuant to options granted under the ESPP. The Shares that may be delivered upon the exercise of options under the ESPP may be newly-issued Shares, treasury Shares or Shares acquired on the open market. If any option granted under the ESPP expires or terminates without having been exercised in full, or ceases to be exercisable in whole or part, the Shares subject to the option will remain available for purchase under the ESPP.

The closing price of a Share as reported on NASDAQ on March 9, 2017 was $12.90 per share.

Offering Periods

The ESPP provides for a series of separate six-month offering periods, which will begin on or about March 14th and September 14th of each year. The Compensation Committee may change the duration, frequency, and the start and the end dates of offering periods to the extent permitted by Section 423 of the Code.

Payroll Deductions

To participate in an offering period, an eligible employee must complete an authorization form authorizing a payroll deduction on each payroll date occurring during the offering period in an amount up to 10% of the employee’s qualifying compensation for that payroll period. Amounts may be withheld in whole percentages only. The rate of payroll deductions may not be increased or decreased during the offering period, except an employee may irrevocably elect to reduce his or her payroll deductions to zero and withdraw from an offering no less than 15 days before the last trading day of the offering period and may elect to receive a refund of his or her accumulated payroll deductions. An employee’s payroll deduction rate will remain in effect for subsequent offering periods unless the employee elects otherwise or becomes ineligible to participate in the ESPP or in an offering, except that if an employee withdraws from an offering, he or she will be re-enrolled in the next offering at the payroll deduction rate in effect prior to such withdrawal unless he or she elects otherwise.

Grant and Exercise of Options

On the first trading day of each offering period, each eligible employee who elected to participate in the offering will be granted an option to purchase, on the last trading day of the offering period (the purchase date), the number of Shares determined by dividing the employee’s accumulated payroll deductions for the offering period by the purchase price, subject to the limitations described below. This option will be automatically exercised on the purchase date. As soon as practicable following exercise, the Shares purchased upon exercise will be delivered to the employee, or to an account established in his or her name.

Purchase Price

The purchase price at which Shares may be acquired under the ESPP in any offering period is 85% of the fair market value of the Shares on the purchase date, or such other amount specified by the Compensation Committee to the extent permitted by Section 423 of the Code.

The fair market value of a Share on any date is the closing price for a Share as reported for such date on NASDAQ (or such other exchange on which Shares are listed) or, if Shares were not traded on that date, the fair market value of a Share is the closing price for a Share as reported for the next preceding date on which Shares were traded.

Limitations

No eligible employee will be granted an option under the ESPP if, immediately after the grant, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary or if the option would permit the employee’s rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate of the $25,000 during any calendar year in which the option is outstanding. In addition, no employee may purchase more than 2,500 Shares under the ESPP in any single offering period. In the event that an offering is oversubscribed relative to the remaining Shares available under the ESPP, the Committee will allocate those remaining Shares among participating employees on a pro rata basis.

Transferability; Holdings Period Requirement

No payroll deductions or rights to exercise an option or receive Shares under the ESPP may be transferred or otherwise disposed of, other than by will or the laws of descent or distribution. Unless otherwise determined by the Compensation Committee, an employee may not transfer or otherwise dispose of Shares purchased under the ESPP until the 6-month anniversary of the purchase date. Transactions involving Shares purchased under the ESPP are also subject to the Company’s insider trading policy and restrictions under applicable law.

Termination of Employment

Upon a termination of a participant’s employment for any reason that occurs at least 15 days before the purchase date for an offering period, the employee will be deemed to have withdrawn from the ESPP, the employee’s accumulated payroll deductions will be returned and the employee’s option under the offering will automatically terminate. If an employee’s termination of employment occurs within 15 days before a purchase date, the employee’s accumulated payroll deductions will be used to purchase Shares on the purchase date, unless the employee elects to withdraw from the offering.

Adjustment of Shares

If there is any change with respect to outstanding Shares by reason of any recapitalization, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to Shares or any reorganization, merger, consolidation, split-up, spin-off, combination or other similar corporate change or any other change affecting the Shares (other than regular cash dividends to the Company’s shareholders), then the Compensation Committee shall, in the manner and to the extent it considers equitable to participants and consistent with the terms of the ESPP, cause an adjustment to be made to the number and type of shares that may be delivered under the ESPP, the purchase price, and the number of outstanding Shares covered by each outstanding option and the limitations contained in the ESPP.

Corporate Transactions

In the event of a reorganization, merger, or consolidation, a sale of all or substantially all of the Company’s assets, a complete liquidation or dissolution of the Company, or the acquisition of more than 50% of the Company’s voting power, in each case, that qualifies as a “corporate transaction” under the ESPP, each outstanding option will be assumed or an equivalent option will be substituted by the successor or an affiliate of the successor and, if the successor (or its affiliate) does not assume or substitute for the option, the Compensation Committee may (i) cancel each outstanding option and return the balance in each participant’s account to the participant or (ii) terminate the offering period to which the option relates by setting a new purchase date on which the offering period will end.

Amendment and Termination of the ESPP

The Compensation Committee may at any time amend, suspend or terminate the ESPP, in its discretion. If the ESPP is terminated, the Compensation Committee may elect to terminate any outstanding offering periods immediately or once Shares have been purchased on the next purchase date (which the Compensation Committee may accelerate).

Term of the ESPP

The ESPP will continue in effect until the ten-year anniversary of the date of approval by the Board of Directors, unless sooner terminated by the Compensation Committee.

U. S. Federal Income Tax Considerations

The following is a general summary of certain U.S. federal income tax consequences associated with the ESPP. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Further, the summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the ESPP, nor does it cover state, local or non-U.S. taxes, except as may be specifically noted. We intend, and this summary assumes, that the ESPP will qualify as an “employee stock purchase plan” under Section 423 of the Code.

The amounts deducted from a participating employee’s compensation pursuant to the ESPP will be included in the employee’s compensation and will be subject to federal income and employment tax. In general, no income will be recognized by the employee either at the beginning of an offering period or when the employee purchases Shares under the ESPP.

Qualifying Disposition of Shares

If Shares are sold or disposed of (i) two years after the option grant, and (ii) one year after the Shares were purchased under the ESPP, or after the employee’s death if the employee dies while holding the Shares (a “qualifying disposition”), the employee (or in the case of death, the employee’s estate) recognizes ordinary income to the extent of the lesser of (a) the excess of the fair market value of the Shares on the first trading day of the offering period over the purchase price of the Shares (or such other amount equal to the purchase price discount), or (b) the excess of fair market value of the Shares at the time of such disposition over the purchase price of the Shares. Any further gain recognized on a qualifying disposition will be long-term capital gain. If the sale price is less than the purchase price, then the employee will not recognize ordinary income, and any loss recognized by the employee generally will be a long-term capital loss.

Disqualifying Disposition of Shares

When an employee sells or disposes of the Shares acquired under the ESPP before the expiration of the required holding periods described above (a “disqualifying disposition”), the employee will recognize ordinary income to the extent of the difference between the purchase price for the Shares and the fair market value of the Shares on the purchase date, regardless of the price at which the Shares are sold. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the employee held the Shares more than one year. If the sale price is less than the fair market value of the Shares on the purchase date, then the employee will recognize a capital loss equal to such difference.

Tax Deduction by the Company

Even though an employee must treat part of his or her gain on a qualifying disposition of Shares acquired under the ESPP as ordinary income, the Company may not take a deduction for this amount. However, if an employee makes a disqualifying disposition of Shares acquired under the ESPP, the amount of ordinary income recognized by the employee generally qualifies as a deduction for the Company, subject to any limitations imposed under the Code.

New Plan Benefits

Participation in the ESPP is entirely within the discretion of the eligible employees. Certain employees have elected to participate in the ESPP, subject to its approval by stockholders at the Annual Meeting. Because we cannot presently determine the rate of contributions by these employees and the eventual purchase price under the ESPP, it is not possible to determine the value of benefits that may be obtained by participants under the ESPP. However, as described above, no employee may purchase more than $25,000 shares in any calendar year under the ESPP.

Vote Required and Board of Directors’ Recommendation

Approval of the 2017 Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of this Proposal 3.

The Board of Directors Recommends a Vote FOR the Proposal to Approve the 2017 Employee Stock Purchase Plan.

PROPOSAL 4: RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Although stockholder ratification of the appointment of Deloitte is not required by law, we are submitting the appointment to our stockholders for ratification as a matter of good corporate governance.

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If stockholders do not ratify the appointment of Deloitte, then the Audit Committee will reconsider the appointment. Even if stockholders ratify the appointment of Deloitte, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors recommends that you vote “FOR” the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Deloitte Fees

The following table presents aggregate fees billed to the Company for services rendered by Deloitte during the years ended December 31, 2016 and 2015.

	2016	2015
Audit fees(1)	$1,212,655	$1,248,557
Audit-related fees(2)	232,000	300,350
Tax fees(3)	133,595	22,152
All other fees	—	—

Total	$1,578,250	$1,571,059

(1)	Audit fees are fees related to professional services rendered in connection with the audit of our annual financial statements, the reviews of the interim financial statements included in each of our quarterly reports on Form 10-Q, and other professional services provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements. All other fees consist primarily of the reimbursement of expenses associated with completion of services noted above.
(2)	Audit-related fees are fees related to services performed in connection with our primary and secondary public offerings, including comfort letters, consents and review of documents filed with the SEC.
(3)	Tax fees are fees billed for professional services for tax compliance, tax advice and tax planning services.

Audit Committee Pre-Approval Policies

The services provided by Deloitte were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the services described above is compatible with maintaining the independence of the independent registered public accounting firm and has determined that the provision of these services has not adversely affected Deloitte’s independence. The Audit Committee approved 100% of the services covered by audit fees, audit-related fees, tax fees and all other similar fees.

AUDIT COMMITTEE REPORT

The information contained in this report will not be deemed “soliciting material” or otherwise considered “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and such information will not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee is responsible primarily for assisting the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The Audit Committee assists in the Board of Directors’ oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s independent auditors’ qualifications and independence and the performance of the Company’s independent auditors.

The Audit Committee currently consists of Messrs. Leno (Chairman) and Clemmer and Dr. Robertson, each of whom is independent under NASDAQ and SEC rules.

The Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the PCAOB. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2016 with the Company’s management and Deloitte. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence.

Based on such review, discussions and disclosure, the Audit Committee recommended to the Company’s Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Audit Committee

Samuel Leno (Chair)

James Clemmer

Dr. Frederick Robertson

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Stockholder proposals intended to be presented at the 2018 Annual Meeting of Stockholders (the “2018 Meeting”), pursuant to Exchange Act Rule 14a-8 must be delivered to the Corporate Secretary at our principal executive offices no later than November 17, 2017 in order to be included in the our proxy materials for that meeting. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8 and our bylaws.

Under our bylaws, stockholder proposals submitted for consideration at our 2018 Annual Meeting, but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations for candidates for election as directors, must be delivered to our Secretary at our principal executive offices not earlier than December 27, 2017 and not later than January 26, 2018. However, if our 2018 Annual Meeting occurs more than 30 days before or 60 days after April 27, 2018, proposals must be delivered not less than 90 days or more than 120 days before the meeting date or, if the first public announcement of the meeting date is less than 100 days prior to the annual meeting date, then no later than the 10th day following the date of the first public announcement of the meeting date.

Director nominations for consideration at any special meeting of stockholders called for the purpose of electing directors must be delivered on or before the close of business on the 100th day prior to the special meeting date and not later than the close of business on the latest of the 90th prior to the special meeting or the 10th day following the date of the first public announcement of the meeting date.

Stockholder proposals and nominations must include all required information concerning the stockholder and the proposal or nominee set forth in our bylaws.

Appendix A

Lantheus Holdings, Inc.

2015 Equity Incentive Plan

1. Purpose. The purpose of the Lantheus Holdings, Inc. 2015 Equity Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Accounting Firm” shall have the meaning set forth in Section 15.8(b)(i) hereof.

“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Cash Performance Award or Stock Award granted under the Plan.

“Award Agreement” means a notice or an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant as provided in Section 15.2 hereof.

“Avista Entity” means Avista Capital Partners, L.P., a Delaware limited partnership, Avista Capital Partners (Offshore), L.P., a Delaware limited partnership, or ACP-Lantern Co-Invest LLC, a Delaware limited liability company.

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Business Combination” shall have the meaning set forth in Section 12.2(b) hereof.

“Cash Performance Award” means an Award that is denominated by a cash amount to an Eligible Person under Section 10 hereof, payable based upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period and subject to such conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.

“Cause” shall have the meaning set forth in Section 13.2(b) hereof.

“Change in Control” shall have the meaning set forth in Section 12.2 hereof.

“Chosen Court” shall have the meaning set forth in Section 15.16 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means (i) the Compensation Committee of the Board, (ii) such other committee of the Board appointed by the Board to administer the Plan or, (iii) subject to the terms of the Plan, the Board.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company” means Lantheus Holdings, Inc., a Delaware corporation, and any successor thereto.

“Date of Grant” means, with respect to any Award under the Plan, the date on which such Award is granted by the Committee or such later date as the Committee may specify in the resolutions comprising the corporate action constituting such grant by the Company of such Award to be the effective date of an Award, in each case, in accordance with Section 5.4 hereof.

“Disability” means, unless otherwise set forth in an Award Agreement,

(i) if a Participant has an effective employment agreement or service agreement with the Company or a Subsidiary that defines “Disability” or a like term, the meaning set forth in such agreement at the time of the Participant’s termination of Service, or,

(ii) in the absence of such an effective employment or service agreement or definition, a Participant’s physical or mental illness, injury or infirmity which is reasonably likely to prevent and/or prevents such Participant from performing his or her essential job functions for a period of (A) ninety (90) consecutive calendar days or (B) an aggregate of one hundred twenty (120) calendar days out of any consecutive twelve (12) month period.

Notwithstanding anything to the contrary contained herein, and solely for purposes of any Incentive Stock Option, “Disability” shall mean a permanent and total disability (within the meaning of Section 22(e)(3) of the Code).

“EBITDA” shall have the meaning set forth in Section 10.4 hereof.

“Effective Date” shall have the meaning set forth in Section 16.1 hereof.

“Eligible Person” means any person who is an employee, Non-Employee Director, consultant or other personal service provider of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a share of Common Stock as of a given date of determination hereunder, unless otherwise determined or provided by the Committee in the circumstances, the closing price, as reported on The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed on such date, or, if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select. The Committee may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the average of the high and low trading price, as reported on The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed on the applicable date of determination, or, if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select. If the Common Stock is not listed on any such exchange, “Fair Market Value” shall be such value as determined by the Board or the Committee in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.

“Forfeiture Event” shall have the meaning set forth in Section 13.2(a) hereof.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Net After-Tax Receipt” shall have the meaning set forth in Section 15.8(b)(iv)(B) hereof.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Outstanding Company Voting Securities” shall have the meaning set forth in Section 12.2(a) hereof.

“Overpayment” shall have the meaning set forth in Section 15.8(b)(iii) hereof.

“Parachute Payment Ratio” shall have the meaning set forth in Section 15.8(b)(iv)(C) hereof.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Payment” shall have the meaning set forth in Section 15.8(b)(i) hereof.

“Performance Awards” shall have the meaning set forth in Section 10.2 hereof.

“Performance Criteria” shall have the meaning set forth in Section 10.4 hereof.

“Performance Goals” shall have the meaning set forth in Section 10.5 hereof.

“Performance Stock Unit” means a Restricted Stock Unit denominated as a Performance Stock Unit under Section 9.2 hereof, to be paid or distributed based upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Plan” means the Lantheus Holdings, Inc. 2015 Equity Incentive Plan as set forth herein, as may be amended and/or amended and restated from time to time.

“Policy” shall have the meaning set forth in Section 13.3(b) hereof.

“Reduced Amount” shall have the meaning set forth in Section 15.8(b)(iv)(A) hereof.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.

“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, in each case, as set forth in the Plan and the applicable Award Agreement.

“Service” means a Participant’s employment with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Subsidiary, as applicable.

“Share Reserve” shall have the meaning set forth in Section 4.1 hereof.

“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.

“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 11 hereof that are issued free of transfer restrictions and forfeiture conditions.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status; provided, however, that, with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

“Successor Entity” shall have the meaning set forth in Section 12.2(b) hereof.

“Treasury Regulations” shall have the meaning set forth in Section 15.8 hereof.

“Underpayment” shall have the meaning set forth in Section 15.8(b)(iii) hereof.

3. Administration.

3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, or as may be required by any applicable securities or tax laws, The NASDAQ Global Market, each Committee (as defined in clauses (i) or (ii) of the definition thereof) member shall satisfy the requirements for (i) an “independent director” under rules adopted by The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed, (ii) a “nonemployee director” for purposes of Rule 16b-3 under the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. Notwithstanding the foregoing, the mere fact that a Committee (as defined in clauses (i) or (ii) of the definition thereof) member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee (as defined in clauses (i) or (ii) of the definition thereof) which Award is otherwise validly made under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2 Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan and to grant Awards, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) subject the provisions of Section 6 hereof, to extend at any time the period in which Stock Options may be exercised, (vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the receiving Participant and whether and to what extent the

Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals, (viii) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (ix) make all determinations it deems advisable for the administration of the Plan, to decide all disputes arising in connection with the Plan, and to otherwise supervise the administration of the Plan, (x) to suspend the right to exercise or net exercise any Award during any blackout period that is necessary or desirable to comply with the requirements of applicable securities laws, and to extend the period for exercise of such Award by an equal period of time, (xi) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, and (xii) adopt such procedures and subplans and Award Agreements as are necessary or appropriate to permit participation in the Plan by Eligible Person who are foreign nationals or employed outside of the United States or as otherwise are necessary or appropriate for the administration and application of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive and binding upon all parties.

3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or is a “covered employee” under Section 162(m) of the Code (as determined in accordance with applicable guidance as of the applicable date of determination). The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

4. Shares Subject to the Plan.

4.1 Number of Shares Reserved. Subject to adjustment as provided in Section 4.5 hereof and subject to Section 15.10 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 2,415,277 (the “Share Reserve”); provided, that no more than twenty percent of the Share Reserve may be granted as Incentive Stock Options, subject to adjustment as provided in Section 4.5 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions; provided, further, that nothing in this Plan requires any percentage of Awards (or Shares underlying Awards) to be granted as Incentive Stock Options. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

4.2 Share Replenishment. To the extent that an Award granted under this Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the Award, settled in cash or otherwise terminated without delivery of the shares to the Participant, the shares of Common Stock retained by or returned to the Company will (i) not be deemed to have been delivered under the Plan, (ii) be available for future Awards under the Plan, and (iii) increase the Share Reserve by one share for each share that is retained by or returned to the Company; provided, that notwithstanding the foregoing, shares that are (x) withheld from an

Award or separately surrendered by the Participant in payment of the exercise or purchase price or taxes relating to such an Award or (y) not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right, shall be deemed to constitute delivered shares, shall count against the Share Reserve and not be available for future Awards under the Plan and shall continue to be counted as outstanding for purposes of determining whether any of the Award limits specified in Sections 4.3 or 4.4 have been attained.

4.3 Awards Granted to Eligible Persons Other Than Non-Employee Directors. For purposes of complying with the requirements of Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards that vest in full or in part based on the attainment of Performance Goals, and (iv) Restricted Stock Units that vest in full or in part based on the attainment of Performance Goals that are granted to any Eligible Person other than a Non-Employee Director during any calendar year shall be limited to 2,000,000 shares of Common Stock for each such Award type individually (subject to adjustment as provided in Section 4.5 hereof). If an Award is settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth in this Section 4.3, but shall count against the annual Cash Performance Award limit set forth in Section 10.7.

4.4 Awards Granted to Non-Employee Directors. The maximum number of shares of Common Stock that may be subject to (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Restricted Stock Units and (v) Stock Awards granted to any Non-Employee Director during any calendar year shall be limited to 500,000 shares of Common Stock for all such Award types in the aggregate (subject to adjustment as provided in Section 4.5 hereof). If an Award is settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth in this Section 4.4, but shall count against the annual Cash Performance Award limit set forth in Section 10.7.

4.5 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off, stock purchase or other similar corporate change or any other change affecting the Common Stock (other than regular cash dividends to shareholders of the Company), the Committee shall, in the manner and to the extent it considers equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock provided in Sections 4.1, 4.3 and 4.4 hereof (including the maximum number of shares of Common Stock that may become payable to a Participant provided in Sections 4.3 and 4.4 hereof), (ii) the number and kind of shares of Common Stock, units or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, (iv) the maximum amount that may become payable to a Participant under Cash Performance Awards provided in Section 10.7 hereof, (v) issue additional Awards or shares of Common Stock, issue dividend equivalent rights or make cash payments to the holders of outstanding Awards, in each case, on such terms and conditions as determined by the Committee, and/or (vi) any other terms of an Award that are affected by the event; provided, that with respect to any Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, no adjustment shall be made to the Performance Goals or the manner in which performance will be measured against the Performance Goals, except as otherwise provided in Section 10.6 hereof. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code and, (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

5. Eligibility and Awards.

5.1 Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted, the terms and conditions of such Awards consistent with the terms of the Plan, and to grant any such Awards. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.

5.3 Award Agreements. Each Award granted to an Eligible Person under the Plan will be represented in an Award Agreement. The terms of all Awards under the Plan, as determined by the Committee, will be set forth in each individual Award Agreements as described in Section 15.2 hereof.

5.4 Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee in the resolutions comprising such corporate action, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the Award grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

6. Stock Options.

6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion, all as set forth in the Award Agreement. The Committee may accelerate the vesting or exercisability of any Stock Option, including, without limitation, upon a Change in Control or upon termination of Service under certain circumstances, in each case, as set forth in the Award Agreement or the Committee’s subsequent resolutions. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited as set forth in the Award Agreement.

6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a

Stock Option shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise.

6.5 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price shall be made: (i) in cash or by cash equivalent acceptable to the Committee, or, (ii) to the extent permitted by the Committee in its sole discretion and set forth in the Award Agreement, (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable by such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

6.6 Limited Transferability of Nonqualified Stock Options. All Nonqualified Stock Options shall be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative. The Nonqualified Stock Options and the rights and privileges conferred thereby shall be non-transferable, except as otherwise provided in Section 15.3 hereof.

6.7 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking such incentive stock options into account in the order in which they were granted.

(c) Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five (5) years.

(d) Termination of Employment. An Award of an Incentive Stock Option shall provide that such Stock Option may be exercised not later than (i) three (3) months following termination of employment of the Participant with the Company and all Subsidiaries (other than as set forth in clause (ii) of this Section 6.7(d)) or (ii) one year following termination of employment of the Participant with the Company and all Subsidiaries due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(e) Other Terms and Conditions; Nontransferability. No Incentive Stock Options granted under the Plan may be granted more than ten (10) years following the date that the Plan is adopted or the date the Plan is approved by the Company’s stockholders, whichever is earlier. The Award Agreement representing any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(f) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.8 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.5 hereof and the provisions of Section 12 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall (a) cancel a Stock Option previously granted under the Plan in exchange for cash or another Award when the exercise price per share under such Stock Option then exceeds the Fair Market Value of one share of Common Stock, (b) cause the cancellation, substitution or amendment of a Stock Option previously granted under the Plan that would have the effect of reducing the exercise price of such Stock Option or (c) otherwise approve any modification to a Stock Option previously granted under the Plan that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed.

7. Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event, in either case, as set forth in the Award Agreement representing such Stock Appreciation Rights. Stock Appreciation Rights and the rights and privileges conferred thereby shall be non-transferable, except as provided in Section 15.3 hereof.

7.2 Stand-Alone Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option. The Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion, all as set forth in the Award Agreement. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited as set forth in the Award Agreement. The Committee may accelerate the vesting or exercisability of any Stock Appreciation Right, including, without limitation, upon a Change in Control or upon termination of Service under certain circumstances, in each case, as set forth in the Award Agreement or the Committee’s subsequent resolutions. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee as set forth in the Award Agreement; provided, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason as set forth in the Award Agreement. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its discretion; provided, however, that the base price per share of any such stand-alone Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.

7.3 Tandem Stock Option/Stock Appreciation Rights. A Stock Appreciation Right may be granted in tandem with a Stock Option and constitute a single Award. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to the Award, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the Award, including the tandem the Stock Appreciation Right or Stock Option, as a applicable, not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires, in each case, as set forth in the Award Agreement.

7.4 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

7.5 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.5 hereof and the provisions of Section 12 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall (a) cancel a Stock Appreciation Right previously granted under the Plan in exchange for cash or another Award when the base price per share then exceeds the Fair Market Value of one share of Common Stock, (b) cause the cancellation, substitution or amendment of a Stock Appreciation Right previously granted under the Plan that would have the effect of reducing the base price of such Stock Appreciation Right or (c) otherwise approve any modification to a Stock Appreciation Right previously granted under the Plan that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed.

8. Restricted Stock Awards.

8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with the issuance of any Restricted Stock Award as set forth in the Award Agreement representing such Restricted Stock Award, which may also include the manner in which payment of any specified purchase price may be made as prescribed by the Committee.

8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) designed to meet the requirements for exemption under Section 162(m) of the Code or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting of a Restricted Stock Award, including, without limitation, upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or the Committee’s subsequent resolutions, subject to compliance with Section 162(m) of the Code (to the extent applicable). If the vesting requirements of a Restricted Stock Award shall not be satisfied or, if applicable, the Performance Goal(s) with respect to such Restricted Stock Award are not attained, the Award shall be forfeited and the shares of Stock subject to the Award shall be returned to the Company, as set forth in the Award Agreement.

8.3 Transfer Restrictions. Shares granted under any Restricted Stock Award and the rights and privileges conferred thereby shall be non-transferable until all applicable restrictions are removed or have expired, except as provided in Section 15.3 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates (if any) representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates (if any) representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder (which may be the Company or an officer of the Company) until all restrictions are removed or have expired.

8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8, the provisions of Section 15.6 hereof, and to the terms of the applicable Award Agreement, the Participant shall not have any rights of a stockholder with respect any of the shares granted to the Participant under a Restricted Stock Award (including, the right to vote or receive dividends and other distributions paid or made with respect thereto) unless and until such shares vest.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code

8.6 Other. Notwithstanding anything to the contrary contained in this Section 8 or any other section of the Plan, with respect to any Restricted Stock Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, unless the Board determines that an applicable exemption under applicable law applies, all references to the Committee shall solely mean each member of the Committee that satisfies the requirements for an “outside director” under Section 162(m) of the Code.

9. Restricted Stock Units.

9.1 Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit shall be equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine and as set forth in the Award Agreement representing such Restricted Stock Units. Restricted Stock Units and the rights and privileges conferred thereby shall be non-transferable, except as provided in Section 15.3 hereof.

9.2 Vesting of Restricted Stock Units. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods) or on such other terms and conditions as approved by the Committee in its discretion. In addition, a Restricted Stock Unit may be denominated as a Performance Stock Unit. The requirements for vesting of a Restricted Stock Unit denominated as a Performance Stock Unit may be based, in whole or in part, on the attainment of pre-established business and/ or individual Performance Goal(s) over a specified performance period designed to meet the requirements for exemption under Section 162(m) of the Code, or otherwise, as approved by the Committee in its discretion and as set forth in the Award Agreement. The Committee may accelerate the vesting of a Restricted Stock Unit, including, without limitation, upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or the Committee’s subsequent resolutions, subject to compliance with Section 162(m) of the Code (to the extent applicable). If the vesting requirements of a Restricted Stock Units Award are not satisfied or, if applicable, the Performance Goal(s) with respect to such Restricted Stock Units Award are not attained, the Award shall be forfeited, as set forth in the Award Agreement.

9.3 Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee and set forth in the Award Agreement.

9.4 Dividend Equivalent Rights. Restricted Stock Units may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which dividend equivalent right may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion and set forth in an Award Agreement. Dividend equivalent rights will be paid at such time as determined by the Committee in its discretion (including without limitation at the times paid to stockholders generally or at the times of vesting or payment of the Restricted Stock Unit) as set forth in an Award Agreement. Dividend equivalent rights may be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units, as set forth in an Award Agreement.

9.5 Other. Notwithstanding anything to the contrary contained in this Section 9 or any other section of the Plan, with respect to any Restricted Stock Units intended to qualify as “performance-based compensation” under Section 162(m) of the Code, unless the Board determines that an applicable exemption under applicable law applies, all references to the Committee shall solely mean each member of the Committee that satisfies the requirements for an “outside director” under Section 162(m) of the Code

10. Performance Awards and Performance Criteria.

10.1 Grant of Cash Performance Awards. A Cash Performance Award may be granted to any Eligible Person selected by the Committee. Payment amounts shall be based on the attainment of specified levels of attainment with respect to the Performance Goals, including, if applicable, specified threshold, target and maximum performance levels or such other terms and conditions as approved by the Committee in its discretion and set forth in an Award Agreement. The requirements for payment may be also based upon the continued Service of the Participant with the Company or any Subsidiary during the respective performance period and on such other conditions as determined by the Committee and set forth in an Award Agreement. Cash Performance Awards and the rights and privileges conferred thereby shall be non-transferable, except as provided in Section 15.3 hereof.

10.2 Establishment of Performance-Based Terms. With respect to Cash Performance Awards and other Awards intended to qualify as “performance based compensation” under Section 162(m) of the Code (collectively, “Performance Awards”), before the 90th day of the applicable performance period (or, if the performance period is less than one year, no later than the number of days which is equal to 25% of such performance period), the Committee will determine the duration of the performance period, the Performance Criteria, the applicable Performance Goals relating to the Performance Criteria and the amount and terms of payment/vesting upon achievement of the Performance Goals.

10.3 Award Agreements. Each Cash Performance Award shall be evidenced by an Award Agreement that shall specify the performance period and such other terms and conditions as the Committee, in its discretion, shall determine. The Committee may accelerate the vesting of a Cash Performance Award, including, without limitation, upon a Change in Control or termination of Service under certain circumstances, as set forth in the Award Agreement or the Committee’s subsequent resolutions, subject to compliance with Section 162(m) of the Code (to the extent applicable).

10.4 Performance Criteria. For purposes of Performance Awards, the “Performance Criteria” shall be shall be one or any combination of the following, for the Company or any identified Subsidiary, division, or business unit or line, as determined by the Committee at the time of the Award: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) adjusted net income; (vi) adjusted pretax earnings; (vii) adjusted earnings per share; (viii) adjusted earnings before interest expense, taxes, depreciation and amortization (“EBITDA”); (ix) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (x) operating margin; (xi) earnings per share; (xii) return on equity; (xiii) return on capital; (xiv) return on investment; (xv) operating earnings; (xvi) working capital; (xvii) ratio of debt to stockholders’ equity; (xviii) revenue; (xix) free cash flow (i.e., EBITDA, less cash taxes, cash interest, net capital expenditures, mandatory payments of principal under any credit facility, and payments under collateralized lease obligations and financing lease obligations) and (xx) any combination of or a specified increase in any of the foregoing. Each of the Performance Criteria shall be applied and interpreted in accordance with an objective formula or standard established by the Committee at the time the applicable Award is granted including, without limitation, GAAP.

10.5 Performance Goals. For purposes of Performance Awards, the “Performance Goals” shall be the levels of achievement relating to the Performance Criteria selected by the Committee for the Award. The Performance Goals shall be written and shall be expressed as an objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The Performance Goals may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions or such companies), as specified by the Committee. The Performance Goals need not be the same for all Participants.

10.6 Adjustments. At the time that an Award is granted, the Committee may provide for the Performance Goals or the manner in which performance will be measured against the Performance Goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect non-cash losses or charges, charges for restructurings, non-operating income, the impact of corporate transactions, discontinued operations or financing transactions, severance and recruitment costs, “run rate” savings, costs incurred in establishing new manufacturing sources, specified legal expenses, extraordinary and other unusual or non-recurring items or events and the cumulative effects of accounting or tax law changes. In addition, with respect to a Participant hired or promoted following the beginning of a performance period, the Committee may determine to prorate the Performance Goals and/or the amount of any payment in respect of such Participant’s Performance Awards for the partial performance period.

10.7 Maximum Amount of Cash Performance Awards. The maximum amount that may become payable to any one Participant during any one calendar year under all Cash Performance Awards and all other Awards that are actually paid or settled in cash is limited to $2,000,000.

10.8 Negative Discretion. Notwithstanding anything else contained in the Plan to the contrary, the Committee shall, to the extent provided in an Award Agreement, have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under an Award and (ii) to establish rules or procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that is otherwise payable under an Award. The Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants. The Committee shall not have discretion to increase the amount that is otherwise payable to any Participant under a Performance Award.

10.9 Certification. Following the conclusion of the performance period of a Performance Award, the Committee shall certify in writing whether the Performance Goals for that performance period have been achieved, or certify the degree of achievement, if applicable.

10.10 Payment. Upon certification of the Performance Goals for a Performance Award, the Committee shall determine the level of vesting or amount of payment to the Participant pursuant to the Award, if any. Notwithstanding the foregoing, unless otherwise provided in the Award Agreement, Performance Awards may be paid, at the discretion of the Committee, in any combination of cash or shares of Common Stock, based upon the Fair Market Value of such shares at the time of payment

10.11 Other. Notwithstanding anything to the contrary contained in this Section 10 or any other section of the Plan, with respect to any Performance Award, unless the Board determines that an applicable exemption under applicable law applies, all references to the Committee shall solely mean each member of the Committee that satisfies the requirements for an “outside director” under Section 162(m) of the Code.

11. Stock Awards.

11.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past, or in anticipation of future, Services, in lieu of any discretionary bonus or other discretionary cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and such Awards shall be made without vesting requirements. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price, which may also include the manner in which payment of any specified purchase price may be made as prescribed by the Committee.

11.2 Rights as Stockholder. Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award, the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

11.3 Elections to Receive Stock in Lieu of Compensation. Subject to Section 409A of the Code and, if applicable, Section 15.4 hereof, upon the request of a Participant and with the consent of the Committee, each such Participant may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such Participant in the form of shares of Common Stock either currently or on a deferred basis in accordance with Section 15.4 hereof.

11.4 Restrictions on Transfers. The right to receive shares of Common Stock on a deferred basis and the rights and privileges conferred thereby shall be non-transferrable, except as provided in Section 15.3 hereof.

12. Change in Control.

12.1 Effect on Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable law or unless otherwise provided in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation any of the following (or any combination thereof):

(a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent;

(b) substitution by the surviving company or corporation or its parent of awards with substantially the same or comparable terms (including, with respect to economic value) for outstanding Awards (with appropriate adjustments to the type of consideration payable upon settlement of the Awards);

(c) accelerated exercisability, vesting and/or payment under outstanding Awards immediately prior to or upon the occurrence of such event or upon a termination of employment following such event; and

(d) if all or substantially all of the Company’s outstanding shares of Common Stock are transferred in exchange for cash consideration in connection with such Change in Control:

(i) upon written notice, provide that any outstanding Stock Options and Stock Appreciation Rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event) and, at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and

(ii) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, that in the case of Stock Options and Stock Appreciation Rights, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Awards (or, if no such consideration is paid, Fair Market Value of the shares of Common Stock subject to such outstanding Awards or portion thereof being canceled) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or, if there is no such excess, zero.

12.2 Definition of Change in Control. Unless otherwise defined in an Award Agreement, “Change in Control” shall mean the occurrence of one of the following events:

(a) Any Person becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power, excluding any Person who Beneficially Owns fifty percent (50%) or more of the voting power on the Effective Date of the Plan, of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”), including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition of Outstanding Company Voting Securities directly from the Company, including without limitation, a public offering of securities, or (ii) any acquisition of Outstanding Company Voting Securities by (x) the Company or any of its Subsidiaries, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries, or (y)(i) one or more Avista Entities or a “group” (as such term is used in Section 13(d) of the Exchange Act) in which an Avista Entity is a member and, (ii) after such acquisition, one or more Avista Entities holds more than 10% of the outstanding voting securities of the Company or such acquiring Person.

(b) Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) any Persons who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which, as a result of such transaction, owns all or substantially all of the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination; or (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, any of its Subsidiaries, such Successor Entity or any of its subsidiaries) is the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership of the Company existed prior to the Business Combination.

(c) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change of Control” shall be defined as, and limited to, a “change in control event” as defined under Section 409A of the Code.

13. Forfeiture Events.

13.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company. Notwithstanding anything to the contrary, no shares of Common Stock issued or issuable pursuant to Section 11.3 hereof shall be subject to this Section 13 hereof, other than Section 13.3 hereof or the terms or as otherwise may be required pursuant to the terms and conditions of such cash compensation otherwise due to the Participant.

13.2 Termination for Cause.

(a) Treatment of Awards. Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s Service with the Company or any Subsidiary shall be terminated for Cause, or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act which would have warranted termination from Service for Cause or (2) after termination, the Participant engaged in conduct that violates any continuing obligation or duty of the Participant set forth in any executive or restrictive covenant agreement with respect to non-competition, non-solicitation, confidentiality, intellectual property or trade secret protection, or any similar agreement to which the Participant is a party in favor of the Company or any Subsidiary (any such event described in clause (i) or (ii), with respect to any Participant, a “Forfeiture Event” with respect to such Participant), then such Participant’s rights, payments and benefits with respect to such an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 13.3 below. The Company shall have the power to determine whether, and the date on which, any Forfeiture Event has occurred and whether to exercise the right of recapture provided in Section 13.3 below. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Forfeiture Event with respect to any Participant has occurred, then the Company may suspend such Participant’s rights to exercise, receive any payment under, or vest in any right with respect to, any Award, pending a final determination by the Company of whether such an act has been committed.

(b) Definition of Cause. Unless otherwise defined in an Award Agreement, “Cause” shall mean:

(i) if a Participant has an effective employment agreement, service agreement or other similar agreement with the Company or any Subsidiary that defines “Cause” or a like term, the meaning set forth in such agreement at the time of the Participant’s termination of Service; or,

(ii) in the absence of such definition, (A) the Participant’s breach of any fiduciary duty or material breach of any legal or contractual obligation to the Company or any of its Affiliates, or to the Company’s direct or indirect equity holders, (B) the Participant’s failure to follow the reasonable instructions of the Board or such Participant’s direct supervisor, which breach, if curable, is not cured within ten (10) business days after notice to such Participant or, if cured, recurs within one hundred eighty (180) days, (C) the Participant’s gross negligence, willful misconduct, fraud, or acts of dishonesty relating to the Company or any of its Affiliates, or (D) the Participant’s conviction of any misdemeanor relating to the affairs of the Company or any of its Affiliates or indictment for any felony.

13.3 Right of Recapture.

(a) General. If a Forfeiture Event with respect to a Participant occurs at any time period within one (1) year (or such longer time specified in any Award Agreement or other agreement with a Participant) after the date on which any Award to such Participant is exercised, vests, becomes payable or is paid or the date on which gain or income is otherwise realized in connection with any such Award, then any gain or income realized by the Participant from the exercise, vesting, payment or other realization event in connection with such Award, shall be paid by the Participant to the Company upon written notice from the Company or the Committee, subject to applicable state or local law. Such gain or income shall be determined as of the date or dates on which such gain or income is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall, subject to compliance with Section 409A of the Code, have the right to offset any such gain or income against any amounts otherwise owed to the Participant by the Company or any Subsidiary (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).

(b) Accounting Restatement. If a Participant receives compensation pursuant to any Award calculated by reference to financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, then the Participant will, upon the written request of the Committee, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with (i) the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time, and (ii) any compensation recovery, “clawback” or similar policy made applicable by law, including the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed, as may be in effect from time to time (clauses (i) and (ii) collectively, the “Policy”). By accepting an Award hereunder, each Participant acknowledges and agrees that the Policy shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy. Although not required to give effect to the provisions of this Section 13.3(b), the Committee may, as it deems appropriate, amend the Plan to reflect the terms of the Policy.

14. Transfer, Leave of Absence, Etc. For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

15. General Provisions.

15.1 Status of Plan. The Committee may (but shall not be obligated to) authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver stock or make payments with respect to Awards.

15.2 Award Agreement. Each Award under the Plan shall be evidenced by an Award Agreement, which may include special terms for non U.S. Participants in a separate appendix, in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock subject to or otherwise underlying the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of a Change in Control or a termination of Service under certain circumstances. The Award Agreement shall be subject to and shall (or shall be deemed to) incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.

15.3 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.7(e) hereof or as otherwise determined by the Committee, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by a legatee or legatees of such Award under the participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

15.4 Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of (a) the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award or (b) an election to receive shares of Common Stock (in lieu of compensation otherwise payable in cash) on a deferred basis pursuant to Section 11.3 hereof; provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

15.5 No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason at any time.

15.6 Rights as Stockholder. Except as may otherwise be provided herein, a Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.5 hereof or as otherwise determined by the Committee, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments, dividend equivalent rights or other similar rights, it being understood that the Committee may provide for the payment of dividends and other distributions to the Participant at such times as paid to the stockholders or at the times of vesting or otherwise set forth in the applicable Award Agreement. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may (a) require that the stock certificates (if any) be held in escrow by the Company (or any of its officers) for any shares of Common Stock, (b) cause the shares of Common Stock to be legended in order to comply with the securities laws or other applicable restrictions or, (c) should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, take such steps to restrict transfer of such shares of Common Stock as the Committee considers necessary or advisable.

15.7 Trading Policy Restrictions. Option exercises and other Awards granted under the Plan shall be subject to the Company’s insider trading policy or other trading or ownership policy-related restrictions, terms and conditions as in effect from time to time.

15.8 Section 409A Compliance and Section 280G.

(a) Section 409A. To the maximum extent possible, it is intended that the Plan and all Awards hereunder are, and shall be, exempt from or otherwise comply with the requirements of Section 409A of the Code, the regulations thereunder promulgated by the United States Department of Treasury (the “Treasury Regulations”) and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment or transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant’s termination of Service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period (or death) or as soon as administratively practicable within thirty (30) days thereafter, but in no event later than the end of the applicable taxable year. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b) Section 280G.

(i) Anything in this Plan to the contrary notwithstanding, in the event that the receipt of all payments or distributions by the Company in the nature of compensation to or for a Participant’s benefit, whether paid or payable pursuant to this Plan or otherwise (a “Payment”), would subject the Participant to the excise tax under Section 4999 of the Code, the accounting firm which audited the Company prior to the corporate transaction which results in the application of such excise tax (the “Accounting Firm”) shall determine whether to reduce any of the Payments to the Reduced Amount (as defined below). The Payments shall be reduced to the Reduced Amount only if the Accounting Firm determines that the Participant would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if the Participant’s Payments were reduced to the Reduced Amount. If such a determination is not made by the Accounting Firm, the Participant shall receive all Payments to which Participant is entitled.

(ii) If the Accounting Firm determines that aggregate Payments should be reduced to the Reduced Amount, the Company shall promptly give Participant notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 15.8(b) shall be made as soon as reasonably practicable and in no event later than sixty (60) days following the date of termination or such earlier date as requested by the Company. For purposes of reducing the Payments to the Reduced Amount, such reduction shall be implemented by determining the Parachute Payment Ratio (as defined below) for each Payment and then reducing the Payments in order beginning with the Payment with the highest Parachute Payment Ratio. For Payments with the same Parachute Payment Ratio, such Payments shall be reduced based on the time of payment of such Payments, with amounts having later payment dates being reduced first. For Payments with the same Parachute Payment Ratio and the same time of payment, such Payments shall be reduced on a pro rata basis (but not below zero) prior to reducing Payments with a lower Parachute Payment Ratio. In all cases, the reduction of Payments shall be implemented in a manner that complies with Section 409A of the Code. All other provisions of any agreement embodying the Payments shall remain in full force and effect. All fees and expenses of the Accounting Firm shall be borne solely by the Company.

(iii) As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of Participant pursuant to this Agreement or otherwise which should not have been so paid or distributed (the “Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of Participant pursuant to this Agreement or otherwise could have been so paid or distributed (the “Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or Participant which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, Participant shall pay any such Overpayment to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by Participant to the Company if and to the extent such payment would not either reduce the amount on which Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be paid promptly (and in no event later than sixty (60) days following the date on which the Underpayment is determined) by the Company to or for the benefit of Participant together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

(iv) For purposes hereof, the following terms have the meanings set forth below: (A) “Reduced Amount” shall mean the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code if the Accounting Firm determines to reduce Payments pursuant to this Section 15.8(b), (B) “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a Payment net of all taxes imposed on Participant with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to Participant’s taxable income for the immediately preceding taxable year, or such other rate(s) as Participant certifies, in Participant’s sole discretion, as likely to apply to Participant in the relevant tax year(s), and (C) “Parachute Payment Ratio” shall mean a fraction the numerator of which is the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of the applicable Payment for purposes of Section 280G and the denominator of which is the intrinsic value of such Payment.

15.9 Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

15.10 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee, director or other individual service provider of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any such substitute awards shall not (a) reduce the number of shares of Common Stock available for issuance under the Plan, (b) be subject to or counted against whether any of the Award limits specified in Sections 4.3, 4.4 or 10.7 hereof have been attained or (c) replenish the Share Reserve upon the occurrence of any event set forth in Section 4.2 hereof.

15.11 Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect (subject to the Company’s automatic withholding right set out above) to satisfy the withholding requirement with respect to any taxable event arising as a result of the Plan, in whole or in part, by the methods described in Section 6.5 hereof with respect to Stock Options or by a method similar to the methods described in Section 6.5 hereof with respect to Awards other than Stock Options (except as otherwise set forth in an Award Agreement).

15.12 Unfunded Plan. The adoption of the Plan and any reservation of shares of Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding any of the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

15.13 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company or any Subsidiary from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan or required by applicable law.

15.14 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, assignees, beneficiaries, and legatee(s), as applicable.

15.15 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.16 Governing Law; Jurisdiction; Waiver of Jury Trial. The Plan and each Award Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of, or relate to, the Plan or any Award Agreement shall be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Each Participant and each party to an Award Agreement agrees that it shall bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of, or be related to, the Plan or any Award Agreement exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (the “Chosen Court”), and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action shall be effective if notice is given in accordance with such Award Agreement.

15.17 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine (i) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or (ii) whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated (in the case of this clause (ii), with no consideration paid therefor).

15.18 No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A of the Code, Section 4999 of the Code, Section 280G of the Code or otherwise and neither the Company nor the Committee shall have any liability to a person with respect thereto.

15.19 Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Subsidiaries and any third party administrators of any data of a professional or personal nature for the purposes of administering the Plan.

15.20 Awards to Non-U.S. Employees, Non-Employee Directors or Consultants. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or affiliates operates or has employees, Non-Employee Directors, consultants or other personal service providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) determine which Subsidiaries or affiliates shall be covered by the Plan;

(b) determine which employees, Non-Employee Directors, consultants or other personal service providers outside the United States are eligible to participate in the Plan;

(c) modify the terms and conditions of any Award granted to employees, Non-Employee Directors, consultants or other personal service providers outside the United States to comply with applicable foreign laws;

(d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and

(e) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

Any subplans and modifications to Plan terms and procedures established under this Section 15.20 by the Committee shall be attached to this Plan document as appendices.

16. Term; Amendment and Termination; Stockholder Approval.

16.1 Term. The Plan shall be effective as of the later of (i) the date of adoption by the Board, which date is set forth below, and (ii) the effectiveness of the Form S-8 in connection with the Company’s initial public offering (the “Effective Date”).

16.2 Amendment and Termination. The Committee may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, that, except as provided in Section 15.8, Section 15.20 or as otherwise determined by the Committee as it deems necessary to comply with applicable laws, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Committee may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of The NASDAQ Global Market or other exchange or securities market or for any other purpose.

This Plan was duly adopted and approved by the Board of Directors of the Company by resolution at a meeting held on the 25th day of June, 2015.

*    *    *

Amendment to

Lantheus Holdings, Inc.

2015 Equity Incentive Plan

This Amendment (this “Amendment”) to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan, as in effect from time to time (the “Plan”), is dated as of April 26, 2016.

WHEREAS, pursuant to Section 16.2 of the Plan, the Board desires to amend Section 4.1 of the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan;

NOW THEREFORE, it is hereby acknowledged and agreed that:

1.	Defined Terms. Capitalized terms used herein, but not otherwise defined herein, have the respective meanings ascribed to them in the Plan.

2.	Amendment. Section 4.1 of the Plan shall be, and is, hereby amended and restated in its entirety as follows:

Number of Shares Reserved. Subject to adjustment as provided in Section 4.5 hereof and subject to Section 15.10 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 4,555,277 (the “Share Reserve”); provided, that no more than twenty percent of the Share Reserve may be granted as Incentive Stock Options, subject to adjustment as provided in Section 4.5 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions; provided, further, that nothing in this Plan requires any percentage of Awards (or Shares underlying Awards) to be granted as Incentive Stock Options. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

3.	Reference to and Effect on the Plan. Except as specifically amended hereby, the Plan shall remain in full force and effect and otherwise unmodified. All references in the Plan to the “Plan” shall mean the Plan as amended hereby.

4.	Effectiveness. This Amendment is effective as of the date first written above.

* * *

Proposed

Second Amendment to

Lantheus Holdings, Inc.

2015 Equity Incentive Plan

This Amendment (this “Amendment”) to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan, as in effect from time to time (the “Plan”), is dated as of April 27, 2017.

WHEREAS, pursuant to Section 16.2 of the Plan, the Board desires to amend Section 4.1 of the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan;

NOW THEREFORE, it is hereby acknowledged and agreed that:

1.	Defined Terms. Capitalized terms used herein, but not otherwise defined herein, have the respective meanings ascribed to them in the Plan.

2.	Amendment. Section 4.1 of the Plan shall be, and is, hereby amended and restated in its entirety as follows:

Number of Shares Reserved. Subject to adjustment as provided in Section 4.5 hereof and subject to Section 15.10 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 5,755,277 (the “Share Reserve”); provided, that no more than twenty percent of the Share Reserve may be granted as Incentive Stock Options, subject to adjustment as provided in Section 4.5 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions; provided, further, that nothing in this Plan requires any percentage of Awards (or Shares underlying Awards) to be granted as Incentive Stock Options. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

3.	Reference to and Effect on the Plan. Except as specifically amended hereby, the Plan shall remain in full force and effect and otherwise unmodified. All references in the Plan to the “Plan” shall mean the Plan as amended hereby.

4.	Effectiveness. This Amendment is effective as of the date first written above.

* * *

Appendix B

LANTHEUS HOLDINGS, INC.

2017 Employee Stock Purchase Plan

1.	Purpose. This Lantheus Holdings, Inc. Employee Stock Purchase Plan is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and be exempt from the requirements of Section 409A of the Code and the Plan will be interpreted in a manner that is consistent with that intent.

2.	Definitions. As used in the Plan, the following capitalized terms have the following meanings:

(a)	“Avista Entity” means Avista Capital Partners, L.P., a Delaware limited partnership, Avista Capital Partners (Offshore), L.P., a Delaware limited partnership, or ACP-Lantern Co-Invest LLC, a Delaware limited liability company.

(b)	“Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

(c)	“Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

(d)	“Business Combination” has the meaning set forth in the definition of Corporate Transaction.

(e)	“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended. Any reference to a section of the Code will be deemed to include a reference to any regulations promulgated under that section of the Code.

(f)	“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan, or its authorized delegates to the extent of such delegation, as applicable.

(g)	“Common Stock” means the common stock of the Company, par value $0.01 per share.

(h)	“Company” means Lantheus Holdings, Inc., a Delaware corporation, including any successor thereto.

(i)	“Compensation” means base salary or wages (as applicable) paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary (before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan), including overtime, shift differentials, vacation pay, holiday pay, sick pay, jury duty pay and funeral leave pay, but excluding annual bonuses, other bonuses and awards, commissions, car allowances, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses and income realized in connection with stock options or other equity-based awards.

(j)	“Corporate Transaction” means the occurrence of one of the following events:

(i)

Any Person becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power, excluding any Person who Beneficially Owns fifty percent (50%) or more of the voting power on the Effective Date, of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”), including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions will not constitute a Change in Control: (A) any acquisition of Outstanding Company Voting Securities directly from the Company, including without limitation, a public offering of securities, or (B) any acquisition of Outstanding Company Voting Securities by (x) the Company or any of its Subsidiaries, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries, or (y)(i) one

or more Avista Entities or a “group” (as such term is used in Section 13(d) of the Exchange Act) in which an Avista Entity is a member and, (ii) after such acquisition, one or more Avista Entities holds more than ten percent (10%) of the outstanding voting securities of the Company or such acquiring Person.

(ii)	Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (A) any Persons who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which, as a result of such transaction, owns all or substantially all of the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination; or (B) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, any of its Subsidiaries, such Successor Entity or any of its subsidiaries) is the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership of the Company existed prior to the Business Combination.

(iii)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(k)	“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.

(l)	“Effective Date” means the date as of which the Plan is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with Section 19(k).

(m)	“Employee” means any individual who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with that employer. For purposes of the Plan, an employment relationship will be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months (or any other period of time specified in Treasury Regulation Section 1.421-1(h)(2)) and the individual’s right to re-employment is not guaranteed by applicable law or contract, the employment relationship will be deemed to have terminated on the first day immediately following that three-month period (or any other period specified in Treasury Regulation Section 1.421-1(h)(2)).

(n)	“Eligible Employee” means an Employee who (i) customarily works at least twenty (20) hours per week and (ii) is employed by the Company or a Participating Subsidiary on the last day of enrollment period for the next Offering Period. Notwithstanding the foregoing, the Committee may establish additional eligibility requirements for any Offering that has not yet commenced, provided that such additional eligibility requirements are not inconsistent with Section 423 of the Code.

(o)	“Enrollment Form” means an agreement, in a form (including an electronic form) acceptable to the Committee, pursuant to which an Eligible Employee may elect to (i) participate in an Offering Period under the Plan, (ii) stop payroll deductions and withdraw from an Offering Period, and/or (iii) request a refund of his or her accumulated payroll deductions for an Offering Period.

(p)	“ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

(q)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(r)	“Fair Market Value” means, with respect to a share of Common Stock as of any date, the closing price on that date, as reported on The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed (or, if the Common Stock was not traded on that date, then on the next preceding trading day that the Common Stock was traded on that exchange), as reported in The Wall Street Journal. In the absence of an established market for the shares of Common Stock, the Fair Market Value will be determined in good faith by the Committee consistent with the requirements of Section 423 of the Code, and that determination will be conclusive and binding on all persons.

(s)	“Offering Date” means the first Trading Day of each Offering Period.

(t)	“Offering” or “Offering Period” means a period of six (6) months beginning each March 14 and September 14 of each year, or such other period established pursuant to Section 5 of the Plan (but not to exceed twenty-seven (27) months).

(u)	“Outstanding Company Voting Securities” has the meaning set forth in the definition of Corporate Transaction.

(v)	“Participant” means an Eligible Employee who is actively participating in the Plan.

(w)	“Participating Subsidiaries” means Lantheus Medical Imaging, Inc. and any other Subsidiaries that may be designated as eligible to participate in the Plan by the Committee from time to time in its sole discretion.

(x)	“Person” will have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(y)	“Plan” means this Lantheus Holdings, Inc. Employee Stock Purchase Plan, as amended from time to time.

(z)	“Purchase Date” means the last Trading Day of each Offering Period.

(aa)	“Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date, or such other amount specified by the Committee to the extent permitted under Section 423 of the Code; provided that the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.

(bb)	“Securities Act” means the Securities Act of 1933, as amended.

(cc)	“Subsidiary” means any corporation or other entity, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not that corporation or entity exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary will be made in accordance with Section 424(f) of the Code.

(dd)	“Successor Entity” has the meaning set forth in the definition of Corporate Transaction.

(ee)	“Trading Day” means any day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee.

3.

Administration. The Plan will be administered by the Committee, which will have the authority and discretion to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan (including, without limitation, adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code). The

Committee may correct any defect or omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee will be final and binding on all persons. The Committee may delegate its authority under the Plan to one or more of its members, to members of the Board, or to officers or employees of the Company to the extent permitted by applicable law. All expenses of administering the Plan will be borne by the Company.

4.	Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period will be eligible to participate in that Offering Period, subject to the requirements of Section 423 of the Code.

Notwithstanding any provision of the Plan to the contrary, no Eligible Employee will be granted an option under the Plan if either (i) immediately after the grant of the option, that Eligible Employee would own stock of the Company or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, determined in accordance with Section 424(d) of the Code, or (ii) that option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds twenty five thousand dollars ($25,000) of the Fair Market Value of that stock (determined at the time the option is granted) for each calendar year in which that option is outstanding at any time, determined in accordance with Section 423(b)(8) of the Code.

5.	Offering Periods. The Plan will be implemented by a series of separate Offering Periods, each of which will be six (6) months in duration, with new Offering Periods commencing on or about March 14 and September 14 of each year (or such other time or times as may be determined by the Committee). The first Offering Period under the Plan will commence on March 14, 2017, which shall also be the first Offering Date. The Committee will have the authority to change the duration, frequency, start and end dates of Offering Periods to the extent permitted by Section 423 of the Code.

6.	Participation.

(a)	Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in an Offering Period under the Plan by properly completing an Enrollment Form and submitting it to the Company prior to the commencement of the Offering Period, at such time as may be specified and in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions on each payroll date occurring during the applicable Offering Period in the whole percentage of Compensation for such payroll period as he or she elects (but not to exceed ten percent (10%), unless otherwise determined by the Committee prior to the applicable Offering Period). Payroll deductions will commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company will credit each Participant’s payroll deductions during an Offering Period to a notional account, but will have no obligation to pay interest on payroll deductions or to hold those amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan. During an Offering Period, payroll deduction authorizations may not be increased or decreased, except that a Participant may terminate his or her payroll deductions in accordance with Section 10(a) of the Plan.

(b)	Automatic Re-enrollment. The payroll deduction rate selected in the Enrollment Form will remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6(a), (b) withdraws (or is deemed to withdraw) from the Plan in accordance with Section 10 or (c) terminates employment or otherwise becomes ineligible to participate in the Plan or an Offering.

7.	Grant of Option. On each Offering Date, each Eligible Employee who elected to participate in the applicable Offering Period will be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions for the applicable Offering Period by the applicable Purchase Price; provided, however, that in no event will any Participant purchase more than 2,500 shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 18 and the limitations set forth in Sections 4 and 13).

8.	Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of the applicable Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account as of the Purchase Date. No fractional shares may be purchased. Any balance remaining in a Participant’s notional account following the Purchase Date will be automatically refunded to the Participant, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward and credited to the Participant’s notional account for the following Offering Period, unless the Participant ceases to be an Eligible Employee or elects not to participate in the following Offering Period in accordance with the terms of the Plan, in which case the balance of his or her notional account shall be refunded.

9.	Transfer of Shares.

(a)	Settlement of Purchase of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the shares of Common Stock be retained with that Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any option granted under the Plan until those shares have been actually delivered pursuant to this Section 9.

(b)	Six (6) Month Holding Requirement. The Plan is intended to encourage Employee share ownership and align the interests of Employees more closely with the interests the Company’s shareholders. Accordingly, unless otherwise determined by the Committee, shares of Common Stock purchased upon exercise of a Participant’s option under the Plan may not be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17) by the Participant until the sixth (6)-month anniversary of the applicable Purchase Date. Any attempt to assign, transfer, pledge or otherwise dispose of those shares in contravention of this Section 9(b) will be null, void and without effect. This six (6)-month holding requirement will cease on the effective date of a Corporate Transaction.

(c)	Sales of Shares. Transactions involving any shares of Common Stock purchased under the Plan are subject to, without limitation, (i) the Company’s Policy on Insider Trading and Corporate Communications, (ii) applicable securities laws, including insider trading laws, and (iii) for those Participants designated as “affiliates” and/or “Section 16 Insiders” of the Company, Rule 144 and/or Section 16 reporting and other requirements, as applicable.

10.	Withdrawal.

(a)	Withdrawal Procedure. A Participant may irrevocably withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to decrease his or her rate of payroll deductions to zero and to withdraw at least fifteen (15) days before the Purchase Date (and if the Participant intends to revoke automatic re-enrollment for future Offering Periods, he or she should so indicate in that revised Enrollment Form). If a Participant irrevocably withdraws from an Offering, he or she may elect to be refunded the accumulated balance of his or her notional account or to allow the accumulated balance to purchase shares on the Purchase Date. If elected, the accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) will be paid to the Participant reasonably promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option will be automatically terminated. If a Participant withdraws (or is deemed to withdraw) from an Offering Period, he or she cannot thereafter participate in that same Offering Period.

(b)	Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

11.	Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in each case occurs at least fifteen (15) days before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) will be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to those amounts under Section 17, and the Participant’s option under any then-current Offering will be automatically terminated. If the Participant’s termination of employment or change in status occurs within fifteen (15) days before a Purchase Date, the accumulated payroll deductions will be used to purchase shares on the Purchase Date, unless otherwise elected by the Participant in accordance with Section 10.

12.	Interest. No interest will accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

13.	Shares Reserved for Plan.

(a)	Number of Shares. Subject to adjustment pursuant to Section 18, a total of 250,000 shares of Common Stock have been reserved as authorized and available for purchase pursuant to the exercise of options granted under the Plan. The shares of Common Stock delivered upon the exercise of options under the Plan may be newly-issued shares, treasury shares or shares acquired on the open market. For the avoidance of doubt, if any option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Common Stock subject to such option will remain available for purchase pursuant to the exercise of options granted under the Plan.

(b)	Over-Subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan will permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in that Offering, would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company will make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as reasonably practicable and as the Committee determines to be equitable, and the Committee’s determinations will be final and binding on all Participants. In such event, the Committee shall give written notice to each Participant of such reduction and shall reduce the rate of payroll deductions, if necessary.

14.	Transferability. No payroll deductions credited to a Participant’s notional account, nor any rights with respect to the exercise of an option or any rights to receive Common Stock under the Plan, may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of any rights or amounts in contravention of this Section 14 will be null, void and without effect.

15.	Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company will not be required to segregate any payroll deductions or contributions from its general assets.

16.	Statements. Each Participant will be provided with statements at least annually which will set forth the contributions made by that Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased and any payroll deduction amounts remaining in that Participant’s notional account.

17.	Designation of Beneficiary. A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any shares of Common Stock from the Participant’s ESPP Share Account under the Plan and any accumulated balance in the Participant’s notional account, in each case, in the event of that Participant’s death.

18.	Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)	Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off, stock purchase or other similar corporate change or any other change affecting the Common Stock (other than regular cash dividends to shareholders of the Company), the Committee shall, in the manner and to the extent it considers equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to number and type of shares that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 13; provided, that any such adjustment shall be made in a manner that complies with Section 423 of the Code.

(b)	Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor or a parent or Subsidiary of that successor. If the successor corporation refuses to assume or substitute the option, the Committee may (i) cancel each outstanding option and return the balance in each Participant’s notional account to the Participant or (ii) pursuant to Section 19(i), terminate the Offering Period with respect to which the option relates by setting a new Purchase Date on which the Offering Period will end. Any such new Purchase Date will be determined by the Committee and will occur before the effective date of the Corporate Transaction. Prior to any new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on that date, unless before that time, the Participant has withdrawn from the Offering in accordance with Section 10 or has been deemed to withdraw in accordance with Section 11.

19.	General Provisions.

(a)	Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan will have the same rights and privileges.

(b)	No Right to Continued Service. Neither the Plan nor any option granted under the Plan will confer on any Participant the right to continue as an Employee or in any other capacity.

(c)	Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan only after the shares are transferred to the Participant or the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to shares of Common Stock subject to an option under the Plan until that Participant becomes a shareholder as provided above.

(d)	Successors and Assigns. The Plan will be binding on the Company and its successors and assigns.

(e)	Entire Plan. The Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

(f)	Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock will not be issued with respect to an option granted under the Plan unless the exercise of that option and the issuance and delivery of the shares of Common Stock pursuant to that option will comply with all applicable provisions of laws and regulations, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the shares may then be listed.

(g)	Notice of Disqualifying Dispositions. Each Participant will give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option under the Plan, if that disposition or transfer is made within two (2) years after the Offering Date.

(h)	Term of Plan. The Plan will become effective on the Effective Date and, unless terminated earlier pursuant to Section 19(i) or Section 19(k), will have a term of ten years from the Effective Date.

(i)	Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. Any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will have no force or effect unless approved by the Company’s shareholders within twelve (12) months before or after its adoption. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately, on the next scheduled Purchase Date (which may, in the discretion of the Committee, be accelerated) or at such other date as the Committee may specify and may elect to return the balance of each Participant’s notional account or permit outstanding options to be exercised on the next scheduled Purchase Date. If the Plan is terminated, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

(j)	Applicable Law. The laws of the State of Delaware will govern all questions concerning the construction, validity, interpretation and application of the Plan, without regard to that state’s conflict of law rules.

(k)	Shareholder Approval. The Plan will be subject to approval by Company shareholders within twelve (12) months before or after the date the Plan is adopted by the Board. In the event that shareholder approval is not obtained before the first Purchase Date under the Plan, all options to purchase shares of Common Stock under the Plan will be cancelled and become null and void.

(l)	Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code will be reformed to comply with Section 423 of the Code.

(m)	Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

(n)	Severability. If any provision of the Plan will for any reason be held to be invalid or unenforceable, that invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed as if that invalid or unenforceable provision were omitted.

(o)	Headings. The headings of sections in the Plan are included solely for convenience and will not affect the meaning of any of the provisions of the Plan.

*    *    *

ANNUAL MEETING OF LANTHEUS HOLDINGS, INC.

Date:	Thursday, April 27, 2017
Time:	11:00 A.M. (Eastern Time)
Place:	DoubleTree - Bedford Glen, 44 Middlesex Turnpike, Bedford, MA 01730

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR proposals 1, 2, 3 and 4.

1:	To elect three Class II directors to serve until the 2020 Annual Meeting of Stockholders:
01 James C. Clemmer
02 Julie H. McHugh
03 Dr. Frederick Robertson

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2:	To approve the Amendment to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,200,000 shares.	☐	☐	☐
		For	Against	Abstain
3:	To approve the Lantheus Holdings, Inc. 2017 Employee Stock Purchase Plan.	☐	☐	☐
		For	Against	Abstain
4:	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2017.	☐	☐	☐

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Lantheus Holdings, Inc.

to be held on Thursday, April 27, 2017

for Holders as of February 27, 2017

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/lnth	866-240-5317

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Mary Anne Heino, John Crowley and Michael P. Duffy, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Lantheus Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4.

All votes must be received by 5:00 P.M., Eastern Time, April 26, 2017.

PROXY TABULATOR FOR LANTHEUS HOLDINGS, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #